                                                                    Exhibit 99.6

               121 West Pine Street, Lodi, California 95240-2184

             BANK HOLDING COMPANY PROPOSED--YOUR VOTE IS IMPORTANT

                                                                 March 12, 1999

Dear Stockholder:

  The annual meeting of stockholders of Farmers & Merchants Bank of Central California will be held this year at 121 West Pine Street, Lodi, California, on Monday, April 19, 1999, at 4:00 p.m. We look forward to your attendance.

  The following Proxy Statement/Offering Circular outlines the business to be conducted at the meeting, which, in addition to the election of directors and the ratification of Arthur Andersen LLP as the Bank's independent auditors, includes a proposal to create a "bank holding company" and a proposal to renew the supermajority vote provisions in Article VIII of the Bank's Articles of Incorporation. YOUR BOARD OF DIRECTORS HAS APPROVED THESE PROPOSALS AND WE URGE YOU TO VOTE FOR THEM.

  The full description of the proposals, the reasons for them and their possible effects are outlined at length in the Proxy Statement/Offering Circular. We urge you to read it carefully so that you may vote your interests.

  The Board of Directors of Farmers & Merchants Bank of Central California has unanimously voted in favor of creating a "bank holding company" to be called Farmers & Merchants Bancorp. Under this proposal, you would exchange your Bank shares for shares in the Holding Company. Thus, instead of owning the Bank directly, you would own shares in the Holding Company which would own the entire economic interest in the Bank. If the reorganization is completed, for each share of Bank common stock that you own, you will receive one share of the Holding Company common stock. No surrender of your Bank share certificates will be required.

  The reorganization will also be the subject of a fairness hearing conducted by the Commissioner of the California Department of Corporations to be held at 11:00 a.m. on April 6, 1999 in the Hearing Room of the Department of Corporations of the State of California at 1390 Market Street, Suite 810, San Francisco, California, as described in the accompanying Proxy Statement/Offering Circular. The Notice of the fairness hearing is included along with the enclosed Notice of annual meeting of stockholders and Proxy Statement/Offering Circular. THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

  This new corporate structure will give the Bank greater financial and corporate flexibility to make acquisitions. In addition, the new structure will allow the Bank to participate in activities through the Holding Company, which are not permissible for the Bank to engage in directly. The Holding Company will be permitted to engage in non-bank activities, such as selling insurance and securities, and providing financial and investment services. After the reorganization, the nature of the business conducted by the Bank will not change.

  The proposal to create a holding company cannot be completed unless holders of a majority of the outstanding shares vote for it.

  Whether or not you plan to attend the meeting, please take the time to complete and mail your proxy to us. If you do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals. If you fail to return your proxy, you will in effect vote against the proposals.

  WE STRONGLY SUPPORT THE ORGANIZATION OF A BANK HOLDING COMPANY AND ENTHUSIASTICALLY RECOMMEND THAT YOU VOTE IN FAVOR OF IT.

  Thank you for your continued support.

Sincerely,


Ole R. Mettler                            Kent A. Steinwert
Chairman of the Board                     President and Chief Executive
                                          Officer

  THE SECURITIES TO BE ISSUED IN THE REORGANIZATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER CERTAIN STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER SUCH LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE CALIFORNIA DEPARTMENT OF FINANCIAL INSTITUTIONS, NOR ANY STATE SECURITIES AUTHORITIES, OTHER THAN THE CALIFORNIA DEPARTMENT OF CORPORATIONS, HAVE APPROVED OR DISAPPROVED OF THE ISSUANCE OF THE SECURITIES TO BE ISSUED IN THE REORGANIZATION, NOR HAVE SUCH AGENCIES PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROXY STATEMENT/OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE SECURITIES TO BE ISSUED IN THE REORGANIZATION ARE NOT DEPOSITS OR ACCOUNTS, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

  THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

               121 West Pine Street, Lodi, California 95240-2184

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                April 19, 1999

To the Stockholder Addressed:

  The Annual Meeting of Stockholders of Farmers & Merchants Bank of Central California will be held at its Main Office, 121 West Pine Street, Lodi, California, on Monday, April 19, 1999, at 4:00 p.m. to:

  1. Elect the following eleven (11) Directors to serve until the next annual meeting of Stockholders and until their successors are elected and qualified:

    Stewart C. Adams, Jr.            Harry C. Schumacher
    Ralph Burlington                 Hugh Steacy
    Robert F. Hunnell                Kent A. Steinwert
    Ole R. Mettler                   Calvin (Kelly) Suess
    James E. Podesta                 Carl A. Wishek, Jr.
    George Scheideman

  2. Ratify the appointment of Arthur Andersen LLP by the Board of Directors, to act as independent auditors of the Bank for the year ending December 31, 1999.

  3. Consider and vote upon a proposal to organize a bank holding company for the Bank in a transaction in which the existing stockholders of the Bank would become the stockholders of the Holding Company.

  4. Consider and vote upon a proposal to renew the supermajority vote provisions in Article VIII of the Bank's Articles of Incorporation.

  5. Act upon such other matters as may properly come before such meeting or any adjournment or postponement thereof.

  Stockholders of record at the close of business March 1, 1999, are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

  You are strongly encouraged to attend the Annual Meeting and also to complete, sign, date and return as promptly as possible, the proxy submitted herewith in the return envelope provided for your use whether or not you plan to attend the meeting in person. The giving of such proxy will not affect your right to revoke such proxy or to vote in person, should you later decide to attend the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John R. Olson
                                          Executive Vice President
                                          Secretary & Treasurer
Dated: March 12, 1999


                           YOUR VOTE IS IMPORTANT

 YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                           FARMERS & MERCHANTS BANK
                             OF CENTRAL CALIFORNIA
               121 West Pine Street, Lodi, California 95240-2184
                                PROXY STATEMENT

                          FARMERS & MERCHANTS BANCORP
                               OFFERING CIRCULAR

  This Proxy Statement/Offering Circular is furnished to the stockholders of Farmers & Merchants Bank of Central California (the "Bank") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of stockholders of the Bank to be held on April 19, 1999, 121 West Pine Street, Lodi, California at 4:00 p.m., and at any adjournment or postponement thereof (the "Meeting").

  This Proxy Statement/Offering Circular outlines the business to be conducted at the Annual Meeting, which, in addition to the election of directors and the ratification of Arthur Andersen LLP as the Bank's independent auditors, includes a proposal to create a "bank holding company" named Farmers & Merchants Bancorp (the "Holding Company"), a Delaware corporation and a proposal to renew the supermajority vote provisions of Article VIII of the Bank's Articles of Incorporation. Under the bank holding company proposal, each stockholder of Common Stock of the Bank would receive for each share of stock in the Bank one share of Common Stock in the Holding Company (the "Reorganization"). It will not be necessary for stockholders to surrender their Bank share certificates as such certificates, until exchanged, will represent shares of the Holding Company. The full description of the proposals, the reasons for them and their possible effects are outlined at length in this Proxy Statement/Offering Circular.

  This Proxy Statement also constitutes an offering circular of the Holding Company with respect to up to 632,185 shares of common stock, $.01 par value per share, of the Holding Company, and the solicitation of stockholders of the Bank to ratify and approve the Reorganization constitutes an offering by the Holding Company of the shares of its Common Stock to be issued in connection with the Reorganization. This transaction is exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(10) thereof.

  No person has been authorized to give any information or to make any representations not contained in this Proxy Statement/Offering Circular, and, if given or made, such information or representations should not be relied upon as having been authorized. This Proxy Statement/Offering Circular does not constitute an offer to sell, or the solicitation of a proxy, to or from any person in any jurisdiction where it is unlawful to make such offer or solicitation of a proxy. Neither the delivery of this Proxy Statement/Offering Circular nor any distribution of the securities made under this Proxy Statement/Offering Circular shall, under any circumstances, create an implication that there has been no change in the affairs of the Bank or the Holding Company since the date of this Proxy Statement/Offering Circular.

                                ---------------

  THE SECURITIES TO BE ISSUED IN THE REORGANIZATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER CERTAIN STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER SUCH LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE CALIFORNIA DEPARTMENT OF FINANCIAL INSTITUTIONS, NOR ANY STATE SECURITIES AUTHORITIES, OTHER THAN THE CALIFORNIA DEPARTMENT OF CORPORATIONS, HAVE APPROVED OR DISAPPROVED OF THE ISSUANCE OF THE SECURITIES TO BE ISSUED IN THE REORGANIZATION, NOR HAVE SUCH AGENCIES PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROXY STATEMENT/OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE SECURITIES TO BE ISSUED IN THE REORGANIZATION ARE NOT DEPOSITS OR ACCOUNTS, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

  THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

                                ---------------

             The date of this Offering Circular is March 12, 1999.

  This Proxy Statement/Offering Circular and the enclosed Proxy are being mailed to the Bank's stockholders on or about March 12, 1999.

                            FARMERS & MERCHANTS BANK
                             OF CENTRAL CALIFORNIA

                       Proxy Statement/Offering Circular

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
AVAILABLE INFORMATION.....................................................   1

INTRODUCTION..............................................................   3
  Voting Rights and Vote Required.........................................   3
  Voting of Proxies; Quorum...............................................   4
  Revocability of Proxy...................................................   4

PROPOSAL 1  NOMINATION AND ELECTION OF DIRECTORS OF THE BANK..............   4
  Nominees................................................................   5
  Executive Officers......................................................   6
  Security Ownership of Certain Beneficial Owners and Management..........   6
  Committees of the Board of Directors of the Bank........................   7
  Board of Directors Meetings.............................................   8
  Remuneration and other Transactions with Management and Others..........   9
  Certain Relationships and Related Transactions..........................  11
  Stock Performance Graph.................................................  11

PROPOSAL 2  RATIFICATION OF AUDITORS......................................  11

PROPOSAL 3  ORGANIZATION OF A BANK HOLDING COMPANY........................  11

SUMMARY...................................................................  11
  Bank Holding Company....................................................  11
  Stockholder Approval....................................................  12
  What Should Stockholders Do?............................................  12
  Directors Approval......................................................  12
  Dissenters Appraisal Rights.............................................  12
  The Companies...........................................................  12
  The One-For-One Exchange Ratio and Market Value.........................  13
  Per Share Summary of the Bank and Pro Forma per Share Summary of the
   Holding Company........................................................  13
  Management..............................................................  14
  Board of Directors......................................................  14
  Differences Between Holding Company Stock and Bank Stock................  14
  Anti-Takeover Provisions................................................  14
  Certain Federal Income and California Tax Consequences..................  16
  Dividends...............................................................  16

RISK FACTORS..............................................................  16
  The Holding Company's Financial Condition...............................  16
  Banking Institutions....................................................  16
  Anti-Takeover Provisions................................................  17

BANK HOLDING COMPANY REORGANIZATION.......................................  17
  Reasons For the Proposal................................................  17
  Description of the Reorganization.......................................  17
  Conversion of Shares and Exchange of Stock Certificates.................  18
  Affiliate Restrictions..................................................  18
  Conditions of Consummation..............................................  18
  Other Considerations....................................................  19

                                                                            Page
                                                                            ----
  Expenses.................................................................  19
  Certain Federal Income and California Tax Consequences...................  19
  Appraisal Rights of Dissenting Stockholders..............................  20
  Accounting Treatment.....................................................  21

ANTI-TAKEOVER MEASURES.....................................................  22
  The Purpose of the Anti-Takeover Provisions..............................  22
  Summary of Fair Price and Supermajority Vote Provisions..................  22
  Consideration of Nonmonetary Factors.....................................  24
  Limitation on Action of Stockholders by Written Consent..................  25
  Special Meetings of Stockholders.........................................  25
  Director Qualification and Nomination Procedures.........................  25
  Preferred Stock..........................................................  26
  Cumulative Voting........................................................  26
  Additional Considerations................................................  27

MARKET PRICES OF STOCK.....................................................  28
  The Holding Company......................................................  28
  The Bank.................................................................  28

QUASI-CALIFORNIA CORPORATION STATUS........................................  28

DIVIDENDS..................................................................  29
  The Holding Company......................................................  29
  The Bank.................................................................  29

CAPITALIZATION.............................................................  30

FINANCIAL STATEMENTS.......................................................  30

HISTORY AND BUSINESS OF THE HOLDING COMPANY................................  31
  General..................................................................  31
  Employees................................................................  31
  Board of Directors.......................................................  31
  Remuneration of Directors and Officers...................................  31
  Indemnification..........................................................  32

HISTORY AND BUSINESS OF THE BANK...........................................  32
  General..................................................................  32
  Competition..............................................................  33
  Employees................................................................  33
  Property.................................................................  33
  Year 2000 Issue..........................................................  33
  Litigation...............................................................  34
  Board of Directors and Officers..........................................  34

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS...........................  34
  Executive Officers' and Directors' Compensation..........................  34
  Committees and Meetings of the Board of Directors........................  34

CERTAIN TRANSACTIONS.......................................................  35

SUPERVISION AND REGULATION.................................................  35
  Holding Company Regulation...............................................  35
  Capital..................................................................  35
  Additional Regulation....................................................  36
  Dividend Regulation......................................................  36
  Government Policies and Legislation......................................  37

                                                                           Page
                                                                           ----

COMPARATIVE DESCRIPTION OF COMMON STOCK...................................  37
  General.................................................................  37
  Change in Number of Directors...........................................  37
  Removal of Directors....................................................  38
  Filling Vacancies on the Board of Directors.............................  38
  Amendment of the Certificate of Incorporation...........................  39
  Amendment of the By-Laws................................................  39
  Authorized Capital......................................................  39
  Voting Rights...........................................................  40
  Liquidation Rights......................................................  40
  Preemptive Rights.......................................................  40
  Cumulative Voting.......................................................  40
  Action by Written Consent of Stockholders...............................  41
  Special Meetings of Stockholders........................................  41
  Indemnification.........................................................  41
  Dividend Rights.........................................................  41
  Stockholder Vote for Mergers and Other Reorganizations..................  42
  Inspection of Stockholder Lists.........................................  42
  State Anti-Takeover Statute.............................................  42
  Anti-takeover Provisions................................................  43

REPORTS...................................................................  43

LEGAL OPINION.............................................................  44

PROPOSAL 4  RENEWAL OF SUPERMAJORITY VOTE PROVISIONS IN ARTICLE VIII OF
            THE ARTICLES OF INCORPORATION.................................  44
  Background..............................................................  44
  General Description.....................................................  44
  "Supermajority Voting and Fair Price" Provision--Reason for Initial
   Amendment and Renewal..................................................  45
  Important Considerations................................................  46
  Required Approval; Recommendation of Management.........................  46
  Effect of Reorganization on Implementation of Proposal 4................  47

STOCKHOLDER PROPOSALS.....................................................  47

OTHER MATTERS.............................................................  47

 ANNEX I   AGREEMENT AND PLAN OF REORGANIZATION

 ANNEX II  CALIFORNIA GENERAL CORPORATION LAW CHAPTER 13--DISSENTERS' RIGHTS

 ANNEX III AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FARMERS &
           MERCHANTS BANCORP

                             AVAILABLE INFORMATION

  The Bank is subject to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Board of Governors of the Federal Reserve (the "Federal Reserve Board"). Such reports, proxy statements and other information can be inspected and copies obtained from the Federal Reserve Board at the Division of Banking Supervision and Regulation, Board of Governors of the Federal Reserve System, 20th Street and Constitution Avenue, N.W., Washington, D.C. 20551, or by calling the Federal Reserve Board public reference facilities at (202) 452-3244.

  The following documents which were previously filed or which will be filed with the Federal Reserve Board pursuant to the Exchange Act and are incorporated herein by reference:

  The Bank's Annual Report on Form 10-K for the year ended December 31, 1998 (to be filed); the Bank's Annual Report on Form 10-K for the year ended December 31, 1997; and the Bank's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998; all other reports filed with the Federal Reserve Board under the Exchange Act after the date of this Proxy Statement/Offering Circular.

  The Holding Company is a newly formed corporation organized at the direction of the Bank's Board of Directors for the purpose of acquiring voting control of the Bank and thereby becoming a bank holding company. For further information with respect to the Reorganization, reference is made to the Reorganization Agreement which is incorporated by reference herein and attached as Annex I. As a newly formed corporation, the Holding Company has not been subject to the requirements of the Exchange Act, and there is currently no public market for its common stock. However, pursuant to the Reorganization, the Bank's reporting obligations to the Federal Reserve Board will cease, and the Holding Company will assume reporting responsibilities with the Securities and Exchange Commission under the Exchange Act, which are similar to the responsibilities previously performed by the Bank with respect to the Federal Reserve Board.

  The Holding Company has filed with the Commissioner of the California Department of Corporations an application (together with any exhibits, amendments or supplements thereto, the "Application") for a fairness hearing pursuant to Section 21542 of the California Corporations Code and for a permit to authorize the issuance of the shares of the Common Stock of the Holding Company to be issued by it in connection with the Reorganization described in this Proxy Statement/Offering Circular. This Proxy Statement/Offering Circular constitutes part of the Application covering the shares to be offered pursuant to the Reorganization by the Holding Company. This Proxy Statement/Offering Circular does not contain all the information set forth in the Application and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the California Department of Corporations. The additional information may be obtained from the Division of Securities Regulation of the California Department of Corporations, 1390 Market Street, Suite 810, San Francisco, California 94102-5303. Statements contained in this Proxy Statement/Offering Circular as to the contents of any contract or document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Application, each such statement being qualified in all respects by such reference.

  This Proxy Statement/Offering Circular incorporates documents by reference, certain of which are attached to this Proxy Statement/Offering Circular. The Holding Company documents not attached (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner to whom this Proxy Statement/Offering Circular is delivered, without charge, upon request to: Mr. John R. Olson, Secretary, Farmers & Merchants Bancorp, P.O. Box 3000, Lodi, California 95241-1902, (209) 367-2411. The Bank documents not attached (other than exhibits to such documents, unless such documents are specifically incorporated by reference) are available to any person, including any beneficial owner to whom this Proxy Statement/Offering Circular is delivered, without charge, upon request to John R. Olson, Secretary, Farmers & Merchants Bank of Central California, P.O. Box 3000, Lodi, California 95241-1902, (209) 367-2411. In order to ensure timely delivery of the documents, any requests to either the Holding Company or the Bank should be made by April 12, 1999.

  No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Offering Circular in connection with the solicitation of proxies or the offering of the securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Bank, the Holding Company or any other person. This Proxy Statement/Offering Circular does not constitute any offer to sell, or a solicitation of any offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to or from whom it is not lawful to make any such offer or solicitation in such jurisdiction.

  Neither the delivery of this Proxy Statement/Offering Circular nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Bank or the Holding Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

  This Proxy Statement/Offering Circular contains various forward-looking statements, usually containing the words "estimate," "project," "expect," "objective," "goal," or similar expressions and includes assumptions concerning the Bank's operations, future results and prospects. These forward-looking statements are based upon current expectations and are subject to risk and uncertainties. In connection with the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995, the Bank and the Holding Company provide the following cautionary statement identifying important factors which could cause the actual results of events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions.

  Such factors include the following: (i) changes in regional and national economic conditions; (ii) significant changes in interest rates and prepayment speeds; (iii) credit risks of commercial, real estate, consumer, and other lending activities; (iv) changes in federal and state banking regulations; (v) the impacts of the year 2000 issue; and (vi) other external developments which could materially impact the Bank's operational and financial performance. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Bank undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

                                 INTRODUCTION

  This Proxy Statement is furnished to the stockholders of Farmers & Merchants Bank of Central California (the "Bank") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of stockholders to be held on April 19, 1999, 121 West Pine Street, Lodi, California at 4:00 p.m., and at any adjournment or postponement thereof (the "Meeting"). All expenses incidental to the preparation and mailing, or otherwise making available to all stockholders of the notice, Proxy Statement and formal Proxy are to be paid by the Bank.

  The enclosed Proxy is solicited by the Board of Directors of the Bank. This Proxy Statement and the enclosed Proxy are being mailed to the Bank's stockholders on or about March 12, 1999.

  This Proxy Statement/Offering Circular outlines the business to be conducted at the Annual Meeting, which, in addition to the election of directors and the ratification of Arthur Andersen LLP as the Bank's independent auditors, includes a proposal to create a "bank holding company" named Farmers & Merchants Bancorp (the "Holding Company"), a Delaware corporation and a proposal to renew the supermajority vote provisions of Article VIII of the Bank's Articles of Incorporation. Under the bank holding company proposal, each stockholder of Common Stock of the Bank would receive for each share of Bank common stock, one share of Common Stock in the Holding Company (the "Reorganization"). The full description of the proposals, the reasons for them and their possible effects are outlined at length in this Proxy Statement/Offering Circular.

Voting Rights and Vote Required

  Only stockholders of record at the close of business on March 1, 1999 (the "Record Date"), will be entitled to vote in person or by proxy. On that date, there were 632,185 shares of Common Stock outstanding and entitled to vote.

  Stockholders of Common Stock of the Bank are entitled to one vote for each share held, except that in the election of Directors, under California law, and the By-Laws of the Bank, each stockholder may be eligible to exercise cumulative voting rights and may be entitled to as many votes as shall equal the number of shares of Common Stock held by such stockholder multiplied by the number of Directors to be elected, and such stockholder may cast all of such votes for a single nominee or may distribute them among two or more nominees. No stockholder, however, shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of Common Stock held by such stockholder multiplied by the number of Directors to be elected) unless the name(s) of the candidate(s) has (have) been placed in nomination prior to the voting in accordance with Article III,
Section 3A of the Bank's By-Laws (which requires that nominations made other than by the Board of Directors be made at least 30 and not more than 60 days before the meeting) and a stockholder has given at least two days written notice to the Bank of an intention to cumulate votes prior to the voting. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination, in which event votes represented by Proxies delivered pursuant to this Proxy Statement/Offering Circular may be cumulated, in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Discretionary authority to cumulate votes in such event is, therefore, solicited in this Proxy Statement/Offering Circular.

  In the election of directors, the 11 nominees receiving the highest number of votes will be elected. Approval of the selection of the independent auditors will require the affirmative vote of a majority of the shares represented and voting at the Meeting. Approval of proposal 3 will require the affirmative vote of a majority of the outstanding shares. Approval of proposal 4 will require the affirmative vote of 66 2/3% of the outstanding shares. Abstentions will not count as votes in favor of the election of directors or any of the other proposals.

Voting of Proxies; Quorum

  The shares represented by all properly executed proxies received in time for the Meeting will be voted in accordance with the stockholders' choices specified therein; provided, however, that where no choices have been specified, the shares will be voted "FOR" the election of the 11 nominees for Director recommended by the Board of Directors, "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors, and "FOR" proposals 3 and 4; and, at the proxy holder's discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting). A majority of the shares entitled to vote, represented either in person or by a properly executed Proxy, will constitute a quorum at the Meeting. Abstentions and broker "non-votes" are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions will be included in tabulations of the votes cast on proposals presented to the stockholders and therefore will have the effect of a negative vote. Broker "non-votes" will not be counted for purposes of determining the number of votes cast for a proposal.

Revocability of Proxy

  A Stockholder using the enclosed proxy may revoke the authority conferred by the proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of the Corporation or a duly executed proxy bearing a later date, or by appearing and voting by ballot in person at the meeting. In the event that signed proxies are returned without voting instructions, proxies will be voted in favor of the actions to be voted upon.

                                  PROPOSAL 1

               NOMINATION AND ELECTION OF DIRECTORS OF THE BANK

  At the Annual Meeting it will be proposed to elect eleven (11) Directors of the Bank, each to hold office until the next Annual Meeting and until successors shall be elected and qualified. It is the intention of the proxy holders named in the enclosed Proxy to vote such Proxies (except those containing contrary instructions) for the 11 nominees named below.

  Article III, Section 3A of the By-Laws of the Bank provides a procedure for nomination for election of members of the Board of Directors: director nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of the Bank not less than 30 days or more than 60 days prior to any meeting of stockholders called for election of directors. The provision also requires that the notice contain detailed information necessary to determine if the nominee is qualified under Article III, Section 16 of the By-Laws. Nominations not made in accordance with the procedure set forth in Section 3A of the Bank's By-Laws may, in the discretion of the Chairman of the Meeting, be disregarded, and, upon his instruction, the inspectors of election shall disregard all votes cast for such nominee(s). A copy of Sections 3A and 16 of the Bank's By-Laws may be obtained by sending a written request to Mr. John R. Olson, Secretary, Farmers & Merchants Bank of Central California, P.O. Box 3000, Lodi, California, 95241-1902.

  The Board does not anticipate that any of the nominees will be unable to serve as a director of the Bank, but if that should occur before the Meeting, the proxy holders, in their discretion, upon the recommendation of the Bank's Board of Directors, reserve the right to substitute as nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve. The proxy holders reserve the right to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion, based upon the recommendation of the Board of Directors.

Nominees

  The following table sets forth each of the nominees for election as a Director, their age, their principal occupation for the past five years and the period during which they have served as Director of the Bank.

                                       Principal Occupation           Director of
   Name                   Age         During Past Five Years          Bank Since
   ----                   ---         ----------------------          -----------
Stewart C. Adams, Jr. ..   61 Attorney                                   1997

Ralph Burlington........   75 Retired, Former Co-Owner San Joaquin       1968
                              Sulphur Co.

Robert F. Hunnell.......   78 Retired, Former Owner, Hunnells            1970
                              Pharmacy

Ole R. Mettler..........   81 Chairman of the Board and Retired Bank     1973
                              President

James E. Podesta........   78 Orchardist                                 1980

George Scheideman.......   79 Retired, Former Produce Buyer              1973

Harry C. Schumacher.....   78 Retired Bank President                     1997

Hugh Steacy.............   88 Retired, Former President, Henderson       1964
                              Bros. Co., Inc. (plumbing, contracting
                              and hardware)

Kent A. Steinwert.......   46 President and Chief Executive Officer      1998
                              (since August 1997; prior thereto, a
                              senior officer with Bank of America
                              National Trust and Savings Association)

Calvin (Kelly) Suess....   63 President, Lodi Nut Company, Inc.          1990

Carl A. Wishek, Jr. ....   60 Assistant Vice President of the Bank       1988

  None of the directors of the Bank were selected pursuant to arrangements or understandings other than with the directors and stockholders of the Bank acting within their capacity as such. There are no family relationships between any of the directors, and none of the directors serve as a director of any company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

Executive Officers

  Set forth below is certain information regarding the executive officers of the Bank, with the exception of Messrs. Mettler and Steinwert whose information is set forth above under "--Nominees":

Name and Position(s)       Age Principal Occupation During the Past Five Years
--------------------       --- -----------------------------------------------
John R. Primasing.........  69 Retired since December 31, 1998; prior thereto,
 Executive Vice President      Executive Vice President and Chief Credit
 and Chief Credit Officer      Officer of the Bank (May 1993 to December 1998).
 (Retired Dec. 31, 1998)

Mr. Richard S. Erichson...  51 Executive Vice President and Senior Credit
 Executive Vice President      Officer of the Bank since December 1998; prior
 and Senior Credit Officer     thereto, Senior Vice President/Senior Commercial
 (Beginning Dec. 14, 1998)     Banking Manager, Bank of America National Trust
                               and Savings Association.

Donald H. Fraser..........  62 Executive Vice President and Chief Operating
 Executive Vice President      Officer of the Bank since April 1996; prior
 and                           thereto, Senior Vice President and Chief
 Chief Operating Officer       Operating Officer of the Bank (May 1993 to May
                               1996).

John R. Olson.............  46 Executive Vice President and Chief Financial
 Executive Vice President      Officer of the Bank since April 1996; prior
 and Chief Financial           thereto, Senior Vice President and Chief
 Officer, and                  Financial Officer of the Bank (May 1993 to May
 Secretary/Treasurer           1996).

Security Ownership of Certain Beneficial Owners and Management

  To the knowledge of the Bank, as of the Record Date, no person or entity was the beneficial owner of more than five percent (5%) of the outstanding shares of the Bank's Common Stock except as provided below and in the following tables. For the purpose of this disclosure and the disclosure of ownership shares by management, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) within 60 days of March 1, 1999.

                       Name and Address          Amount and Nature of   Percent
 Title of Class       of Beneficial Owner       Beneficial Ownership(1) of Class
 --------------       -------------------       ----------------------- --------
  Common Stock  Sheila M. Wishek(2)...........          50,147            7.93%
                 1704 Vallejo
                 San Francisco, CA 94123

  Common Stock  C.A. Wishek, Jr. .............          43,622            6.90%
                 P.O. Box 906
                 Lodi, CA 95241

  Common Stock  Bruce Mettler.................          31,724            5.02%
                 17901 N. Cherry Road
                 Lodi, CA 95240

--------
(1) Shares are beneficially owned, directly and indirectly, together with spouses, and, unless otherwise indicated, holders share voting power with their spouses.
(2) Includes 7,117 shares of Common Stock (representing 1.13% of the outstanding Common Stock) for which Ms. Wishek holds a Power of Attorney.

  The following table shows the number of common shares and the percentage of the common shares beneficially owned (as defined above) by each of the current directors, by each of the nominees for election to the office of director, by the Chief Executive Officer and the four other most highly compensated executive officers (whose annual compensation exceeded $100,000) and by all directors and executive officers/1/ of the Corporation as a group as of March 1, 1999.

                                                     Number of Shares
                                                        Of Common
                                                       Beneficially   Percent
Name and Address of Beneficial Owner(1)                 Owned (2)     of Class
---------------------------------------              ---------------- --------
Stewart C. Adams, Jr................................         597           *
Ralph Burlington....................................       1,856           *
Donald H. Fraser....................................         600           *
Robert F. Hunnell...................................       1,260           *
Ole R. Mettler......................................      18,892        2.99%
John R. Olson.......................................         440           *
James R. Podesta....................................         753           *
John R. Primasing(3)................................       1,009           *
George Scheideman...................................       2,304           *
Harry C. Schumacher.................................       3,873           *
Hugh Steacy.........................................       1,928           *
Kent A. Steinwert...................................       3,150           *
Calvin (Kelly) Suess................................         488           *
Carl A. Wishek, Jr..................................      43,622        6.90%
All directors and executive officers as a group (15
 persons)...........................................      80,786       12.78%

--------
 *  Indicates less than 1%.
(1) Unless otherwise indicated, the business address for each of the persons listed in the table is 121 West Pine Street, Lodi, California, 95240-2184.
(2) Shares are beneficially owned, directly and indirectly, together with spouses, and, unless otherwise indicated, holders share voting power with their spouses.
(3) Mr. Primasing retired effective December 31, 1998.

Committees of the Board of Directors of the Bank

  The Bank does not have a Nominating Committee.

 Audit Committee

  The Audit Committee examines the affairs of the Bank, reviews reports of examinations made by regulatory agencies and reviews the examinations by internal auditors of Bank operations, loans and credits. The Committee met 11 times in 1998 and is comprised of the following members: Messrs. Hunnell (Chairperson), Burlington, and Scheideman.

 Personnel Committee

  The Personnel Committee reviews and establishes the general employment and compensation practices and policies of the Bank and approves procedures for the administration thereof. The Board of Directors of the Bank, operating through its Personnel Committee, establishes annual executive compensation for the Chief Executive ("CEO") and the other executive officers based on performance and regulatory publications that indicate compensation paid by other banks of similar size. This annual evaluation process establishes a competitive base
--------
/1/ The term "Executive Officer" means the Chairman, the President and Chief Executive Officer, the Executive Vice President/Chief Credit Officer, the Executive Vice President/Chief Financial Officer and the Executive Vice President/Chief Operating Officer.

salary for each executive and offers incentive compensation which can provide additional compensation if established performance measures are achieved. This additional compensation is in the form of Stock Appreciation Rights and an annual cash bonus. In addition the CEO is a participant in the Stock Appreciation Rights Plan. Under this plan the CEO does not have any rights to stock ownership. However, increases in the value of "Phantom Shares" are granted based on the increase, if any, in book value of the stock.

  As described in the Summary Compensation Table, each named executive receives a monthly base salary, and is eligible to receive an annual cash bonus. Bank performance measures are established each year based on the Bank's profit objectives. The extent to which these objectives are achieved determines if and what size the annual cash bonus and merit increases will be.

  In evaluating the CEO's annual salary, the Personnel Committee uses a subjective evaluation as a basis for its decisions and considers: the Bank's net income, comparative executive compensation levels of peer group banks, safety and soundness criteria, and current economic conditions. The performance measures used in determining the CEO's annual cash bonus is based on the same income objectives as all bank employees.

  The Committee met 8 times in 1998 and is comprised of the following members:
Messrs. Steacy (Chairperson), Schumacher and Adams.

 Expense Committee

  The Expense Committee reviews and examines all Bank expenses on a monthly basis comparing the results with the annual budget, and the previous month and prior year, and propose recommendations for management on controllable expenses. The Committee met 12 times in 1998 and is comprised of the following members: Messrs. Podesta (Chairperson), Suess and Wishek.

 CRA Committee (Community Reinvestment Act)

  The CRA Committee reviews the Bank's efforts and responsibilities in accordance with the Community Reinvestment Act. The Committee makes recommendations to the Board of Directors to assure the Bank is meeting the credit needs of all segments of the communities it serves. The Committee met 12 times in 1998 and is comprised of the following members: Messrs. Suess (Chairperson), Podesta and Wishek.

 Year 2000 Committee

  The Year 2000 Committee addresses the issues of: (a) computer system readiness, (b) continued vendor product and service support, (c) evaluation of credit risk of major Bank borrowers and (d) investment and Asset/Liability. The committee will meet monthly to review and monitor the Bank's progress on this important compliance issue. The committee met 27 times in 1998. The committee is chaired by Mr. Ralph Burlington with officers of the Bank.

Board of Directors Meetings

  During the calendar year ending December 31, 1998, 53 meetings of the Board of Directors were held. Each incumbent attended more than 75% of the meetings of the Board of Directors and Committees on which they served, with the exception of the Year 2000 Committee.

Remuneration and other Transactions with Management and Others

  The following table sets forth the aggregate remuneration for the services in all capacities paid by the Bank during 1996, 1997 and 1998 to the Chief Executive Officer and each of the four highest paid Executive Officers of the Bank whose total annual salary and bonus exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                          Profit     Stock
                                                                          Sharing Appreciation
Name                               Title            Year  Salary   Bonus   Plan   Rights Plan
----                               -----            ---- -------- ------- ------- ------------
Ole R. Mettler.......... Chairman of the Board and  1998 $ 99,406 $   --  $ 6,721      --
                         former President of the    1997  113,047     --    7,383      --
                         Bank
                         (Retired as President in   1996  113,057  11,000   8,335      --
                         1994)

Kent A. Steinwert....... President and Chief        1998 $201,405 $50,000 $12,267      200
                         Executive Officer          1997   75,000     --      --     4,000
                         (Effective Aug. 18, 1997)

J.R. Primasing.......... Executive Vice President   1998 $165,439 $   --  $12,267      --
                         and
                         Chief Credit Officer       1997  160,144   9,000  10,772      --
                         (Retired Dec. 31, 1998)    1996  157,523  18,331  10,687      --

D.H. Fraser............. Executive Vice President   1998 $135,575 $   --  $ 9,885      --
                         and
                         Chief Operating Officer    1997  127,385   8,000   9,402      --
                                                    1996  117,060  13,442   8,919      --

J.R. Olson.............. Executive Vice President   1998 $137,083 $   --  $10,032      --
                         and
                         Chief Financial Officer,   1997  128,758   8,000   9,526      --
                         and
                         Secretary/Treasurer        1996  116,944  13,450   8,909      --

  The following table describes stock appreciation rights ("SARs") that were granted pursuant to the Bank's SAR Plan to the Bank's Chief Executive Officer in the fiscal year ended December 31, 1998. No SARs were granted to any other executive officer during the fiscal year ended December 31, 1998.

                       SAR GRANTS IN LAST FISCAL YEAR(1)

                        Number         Percent
                     of Securities     of Total                          Grant
                      Underlying   Options Granted                       Date
                        Options    to All Employees Exercise Expiration Present
   Name                 Granted     in Fiscal Year   Price      Date     Value
   ----              ------------- ---------------- -------- ---------- -------
Kent A. Steinwert...      200            100%         N/A       N/A       N/A

--------
(1) The related SAR Plan of the Bank has provided for cash payments to a participant based on the increase in the value of the Bank's common stock and the issuance of stock dividends following the original grant of SARs. SARs cannot be exercised unless they are vested and either the participant's employment with the Bank has terminated or there has been a sale of the Bank. Subject to certain qualifications, the value of each SAR is (i) the difference between the book value of a share of the Bank's common stock when the SAR is granted and the book value of a share of such stock when the participant's employment terminates or (ii) if there has been a sale of the Bank (as defined in the Plan), the difference between the book value of a share of the Bank's common stock when the SAR is granted and the weighted average sales price of a share of the Bank's common stock transferred as part of such sale of the Bank. On March 2, 1999 the Board of Directors of the Bank terminated the SAR Plan.

 Deferred Bonus Plan

  On March 2, 1999 the Board of Directors terminated the SAR Plan and replaced it with the new Deferred Bonus Plan. Participants under the Deferred Bonus Plan are entitled to receive cash payments based on the long-term cumulative profitability of the Bank and its subsidiaries and a bonus factor determined for each participant. Deferred bonuses become payable to eligible participants after either the participant has become vested and his or her employment at the Bank terminates or there has been a "Change in Control" as defined in the Plan. Appreciated value earned under the terminated SAR Plan has been transferred to the new Deferred Bonus Plan.

 Profit Sharing Plan

  Benefits pursuant to the Profit Sharing Plan vest 0% during the first three years of participation 20% per year thereafter, and after seven years such benefits are fully vested.

 Employment Contracts and Termination of Employment and Change in Control Arrangements

  The Bank entered into an employment agreement on July 8, 1997 with Kent A. Steinwert as its President and Chief Executive Officer. The agreement, which expires on August 18, 2000, provides for a minimum base salary of $200,000 annually, a minimum bonus in 1998 in the amount of $50,000, use of a Bank-owned automobile and certain insurance benefits. Under certain circumstances in the event of termination of employment, Mr. Steinwert will be entitled to receive severance compensation set forth in the agreement.

  The Bank entered into an employment agreement on December 1, 1998 with Richard S. Erichson as its Executive Vice President and Senior Credit Officer. The agreement, which expires on November 30, 2001, provides for a minimum base salary of $150,000, a bonus of $40,000 in 1998 as compensation for forfeiture of a 1998 bonus with Mr. Erichson's previous employer, and annual salary increases at the discretion of the Board of Directors based upon a review of his performance during the previous year. Under certain circumstances in the event of termination of employment, particularly in connection with a change of control of the Bank, Mr. Erichson will be entitled to receive severance compensation set forth in the agreement.

  The Bank has not entered into any other employment agreements.

 Defined Benefit Pension Plan

  The amount of accrued contribution to the Bank's Defined Benefit Pension Plan cannot readily be separately calculated at this time by the plan actuaries. The Bank's contribution requirement to the plan in 1998 was $612,626 as determined by the actuaries. The maximum annual retirement benefits, which any of the above named individuals would be entitled to receive, as Officers of the Bank, assuming that all applicable conditions of the plan are met, is $18,000 annually. Mr. Mettler elected to withdraw his respective vested interest the year he reached normal retirement age 65 and is no longer a participant in the Defined Benefit Pension Plan. Current rules permit the inclusion of a pension plan table demonstrating benefits payable upon retirement. Since the maximum compensation payable to any employee, including Executive Officers is $18,000 per year, a pension table has been excluded.

 Compensation of Directors

  A Director who is not a Bank employee receives a monthly fee and a fee for each Board or Committee meeting attended. The monthly fee is $272.07 for each Director, the Board Meeting fee is $400.00, and the Committee Meeting fee is $175.00. Directors may elect to defer receipt of some or all Directors' fees.

  Directors who are not active officers in the Bank do not participate in either the Defined Benefit Pension Plan or the Profit Sharing Plan.

  Directors are permitted to participate in the Bank's group insurance along with salaried employees. This plan is funded 70% by the Bank and 30% by the Directors who are employees and 100% by Directors who are not employees.

  The Bank plans to continue the payment of such fees for regular meetings of the Board and of the Committees of the Board. No other arrangements exist for compensation of the Bank's directors.

Certain Relationships and Related Transactions

  The Bank has had and expects to have in the future, loan transactions with many of its officers and Directors and their related interests on the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Such loan transactions are subject to the limitations and requirements of Regulation O of the Federal Reserve Board and other applicable law. In management's opinion, all loans and commitments to lend included in said transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate amount of all such loans made during 1998 amounted to $2,314,000, including renewals of previous loans. The balance of these loans and loans made in prior years outstanding at December 31, 1998 amounted to $2,692,000.

Stock Performance Graph

  Current rules permit the inclusion of graphs designed to show stock performance in relation to peer issuers. Federal Reserve Board rules permit banks to omit this graph when comparative data is not obtainable. Since data on institutions considered "peers" is not readily available, the aforementioned graph has been excluded. The Bank's return on equity over the last five years is set forth in the Annual Report.

                                  PROPOSAL 2

                           RATIFICATION OF AUDITORS

  At the Annual Meeting a vote will be taken on a proposal to ratify the appointment of Arthur Andersen LLP, by the Board of Directors, to act as independent auditors of the Bank for the year ending December 31, 1999. Arthur Andersen LLP are independent accountants and auditors who have audited the Bank annually since 1985. Representatives of Arthur Andersen LLP are not expected to be present at the Stockholders meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS RATIFICATION OF ARTHUR ANDERSEN LLP AS THE BANK'S AUDITORS.

                                  PROPOSAL 3

                    ORGANIZATION OF A BANK HOLDING COMPANY

                                    SUMMARY

  This Summary contains a brief description of the proposed Reorganization. This Summary is not a complete statement of all the information contained in this Proxy Statement/Offering Circular. We recommend that you read all of it carefully.

Bank Holding Company

  You are being asked to vote on a proposal to organize a bank holding company named Farmers & Merchants Bancorp (the "Holding Company"), a Delaware corporation, which will own the Bank. The new corporate structure of the Bank will permit the Holding Company and the Bank greater financial and corporate flexibility in such areas as acquisitions and debt financing. In addition, it will allow us to:

  . Offer new services.

  . Enjoy access to new markets.

  . Participate in activities which are not permissible for the Bank to engage in directly.

  In order to effect the Reorganization into a bank holding company, the Holding Company has formed F&M Merger Co. ("Merger Co."), a subsidiary corporation into which the Bank will be merged. Merger Co. has been organized solely for the purpose of the Reorganization; it has conducted and will conduct no business prior to the merger; upon the merger, it will disappear into the Bank which will be the resultant company in the merger. The use of a "merger subsidiary" such as Merger Co. in a "reverse triangular" merger to accomplish the Reorganization is a common approach for corporate reorganizations such as the Reorganization.

  Immediately prior to the Reorganization, the Holding Company will own all of the stock of Merger Co. Following the Reorganization, the Holding Company will own all of the outstanding shares of common stock of the Bank and Merger Co. as so merged, and the Bank will continue to do business under the name of Farmers & Merchants Bank of Central California.

  After the Reorganization, the shares of Merger Co. will no longer be outstanding. The capital stock of the Resulting Bank will be the same as the capital structure of the Bank immediately prior to the Reorganization. All stockholders of the Bank, except those stockholders who properly exercise dissenters' rights, will become stockholders of the Holding Company.

Stockholder Approval

  The Reorganization must be approved by the holders of at least a majority of the outstanding shares of common stock of the Bank. As of March 1, 1999, the record date, there were 632,185 shares of common stock outstanding and entitled to vote. Therefore, the affirmative vote of at least 316,093 shares is required to approve the Reorganization.

What Should Stockholders Do?

  If you want to vote in favor of the Reorganization, mail your signed proxy card in the enclosed envelope as soon as possible so that your shares can be voted at the stockholder's meeting.

  THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THE REORGANIZATION.

  A failure to send in your proxy or an abstention from voting will have the same effect as a negative vote because the proposal requires the approval of a majority of the outstanding shares.

Directors Approval

  The Board of Directors of the Bank has unanimously approved the Reorganization.

Dissenters Appraisal Rights

  Stockholders who cast their votes against the Reorganization (or who abstain or fail to vote) will be entitled to receive the value in cash of the Bank common stock held by them if they follow the procedures set forth in Chapter 13 of the California General Corporation Law. Stockholders will waive this right if they fail to follow the procedures set forth in Chapter 13 of the California General Corporation Law, a copy of which is in Annex II of this Proxy Statement/Offering Circular. If the holders of more than 10% of the outstanding shares demand appraisal of their shares, then the Board of Directors may terminate the Reorganization.

The Companies

  The three companies participating in the Reorganization are the Holding Company, the Bank and Merger Co.

 The Holding Company

  The Holding Company is a Delaware business corporation that was formed by the Bank on February 22, 1999. The Holding Company has not engaged in any business since its incorporation. After the Reorganization, the Holding Company will become a registered bank holding company, whose principal asset will be its stockholdings in the Resulting Bank.

 The Bank

  The Bank is a California state-chartered bank. The Bank engages in the commercial banking business in the Sacramento, San Joaquin, Stanislaus and Merced Counties of California.

 Merger Co.

  Merger Co. is a newly-formed California corporation organized solely for the purpose of this transaction. Merger Co. will not conduct any business prior to the Reorganization. The Holding Company owns all of the capital stock of Merger Co. The separate existence of Merger Co. will cease after the Reorganization.

The One-For-One Exchange Ratio and Market Value

  If the proposed Reorganization is approved, stockholders of the Bank will receive for each of their Bank shares, stock in the Holding Company on a one-for-one basis. No surrender of Bank share certificates will be required as such certificates will represent shares of the Holding Company's common stock until surrendered for exchange.

  Shares of the Holding Company have not been publicly traded, as it is a new company. It has not engaged in any prior business activity. Thus, there is no published information as to the market price of Holding Company stock.

  The stock of the Bank is not listed for quotation on any exchange, although quotations for the stock appear in the Electronic Bulletin Board of the National Association of Securities Dealers Automated Quotation System. After the Reorganization, it is expected that the Holding Company stock will be listed for quotation on the Electronic Bulletin Board of the National Association of Securities Dealers Automated Quotation System. After the Reorganization, no market will exist for Resulting Bank stock because the Holding Company will be the Resulting Bank's only stockholder.

Per Share Summary of the Bank and Pro Forma per Share Summary of the Holding Company

  Presented below is certain per share financial information of the Bank. Certain pro forma per share information is provided for the Holding Company, assuming there are no dissenters to the transaction.

                                PER SHARE DATA

                                                Year Ended December 31,
                                         --------------------------------------
                                          1998    1997    1996    1995    1994
                                         ------- ------- ------- ------- ------
The Bank
  Net earnings(1)....................... $ 12.72 $  6.33 $ 11.17 $ 11.10 $10.75
  Cash dividends declared............... $  4.85 $  4.53 $  4.27 $  3.94 $ 3.71
  Book value (at period end)............ $125.27 $118.07 $114.75 $107.85 $95.43
Pro Forma--The Holding Company
  Net earnings(1)....................... $ 12.72 $  6.33 $ 11.17 $ 11.10 $10.75
  Cash dividends declared............... $  4.85 $  4.53 $  4.27 $  3.94 $ 3.71
  Book value (at period end)............ $125.27 $118.07 $114.75 $107.85 $95.43

--------
(1) Earnings per share are based on the weighted average shares outstanding during the reporting period. Prior years' earnings per share have been restated for the 5% stock dividend in each of such years.

Management

  The directors and officers of the Bank will continue to be directors and officers of the Resulting Bank following the Reorganization. After the Reorganization, the present directors of the Holding Company will continue to be directors of the Holding Company. Thereafter, the stockholders of the Holding Company will elect the directors of the Holding Company from time to time.

Board of Directors

  The Holding Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides that the Board of Directors shall consist of not less than 9 nor more than 15 members, the exact number of which may be fixed from time to time. The initial number of directors has been fixed at 11, which is the same as the number of directors of the Bank.

Differences Between Holding Company Stock and Bank Stock

  Stockholders of the Holding Company will have rights comparable to those rights which they now possess as stockholders of the Bank, except as described hereinafter.

  The stockholders of the Bank currently have the right to cumulate their shares in the election of directors. After the Reorganization, stockholders of the Holding Company, as provided by Delaware law, will not have the right under Delaware law or the Holding Company's Certificate of Incorporation or By-Laws to vote cumulatively in the elections of directors. However, even though the Holding Company is a Delaware corporation, pursuant to Section 2115 of the California General Corporation Law ("CGCL"), Section 708, subdivisions
(a), (b) and (c) of the CGCL, concerning a stockholder's right to cumulate votes at any election of directors, likely will apply to the Holding Company due to its presence in California and likely will require the Holding Company to permit cumulative voting, at least initially. For an explanation of the applicability of Section 2115 of the CGCL, see "Quasi-California Corporation Status" below. Cumulative voting means that a stockholder may cast the number of shares he or she owns times the number of directors to be elected in favor of one nominee or allocate such votes among the nominees as he determines.

  Stockholders will be affected by certain differences between Delaware law governing corporations and federal law governing banks. The differing provisions of the Certificate of Incorporation and By-Laws of the Holding Company and the Articles of Incorporation and By-Laws of the Bank will also affect stockholders. For a more complete discussion regarding these matters, see "Anti-Takeover Measures" and "Comparative Description of Common Stock" below.

  Article V of the Bank's Articles of Incorporation provides that common stock offered for cash must first be offered for subscription to the outstanding stockholders of the Bank on a pro rata basis. This preemptive rights provision will not be carried over into the Holding Company's Certificate of Incorporation. The Bank's Articles of Incorporation provide for the issuance of up to 1,000,000 shares of Common Stock. The Holding Company's Certificate of Incorporation will authorize the Holding Company to issue up to 2,000,000 shares of Common Stock. Because stockholders of the Holding Company do not have preemptive rights, such stockholders' ownership may be diluted without prior notice.

  There are also differences as to the availability of funds for the payment of dividends by a California state-chartered bank and a Delaware corporation. (See "Dividends" below).

Anti-Takeover Provisions

  The Holding Company's Certificate Incorporation and By-Laws include provisions which may be described as "anti-takeover provisions" because they have an anti-takeover effect and could discourage takeover attempts which have not been approved by the Board of Directors. Such provisions generally are a continuation of the similar provisions in the Bank's Articles of Incorporation and By-Laws.

  The Bank's Articles of Incorporation and the Holding Company's Certificate of Incorporation both contain "fair price and supermajority vote" provisions. If the Reorganization is approved, such provisions will require the affirmative vote of the holders of at least 66 2/3% of the shares of the Holding Company to approve certain business combinations, unless the transaction is approved by the Directors. Under the provisions in the Bank's Articles of Incorporation, shares held by an "Interested Stockholder" (defined as the holder of 20% or more of the outstanding shares) may not be counted towards the required 66 2/3% vote. This restriction will not be carried over to the Holding Company's Certificate of Incorporation. Certain other conditions must also be met which result in a "fair price" being paid to all stockholders. We believe that these provisions in the Holding Company's Certificate of Incorporation (which are similar to those in the Bank's Articles of Incorporation) will aid in assuring that stockholders are treated fairly in any offer for their shares.

  The Bank's Articles of Incorporation and the Holding Company's Certificate of Incorporation both provide for 1,000,000 shares of authorized Preferred Stock, which the Board of Directors is able to issue without stockholder approval and set the voting rights, preferences and other terms thereof. The Bank has no shares of Preferred Stock outstanding. There is no present plan or proposal to issue any Preferred Stock outstanding.

  The Holding Company's Certificate of Incorporation and the Bank's Articles of Incorporation both require the Board of Directors, when evaluating a transaction involving a business combination between the Bank and another party, or that might result in a change of control of the Bank to consider certain factors in evaluating the proposal. These factors include the social and economic effects such transaction may have on the Bank's employees, stockholders, customers and suppliers and the communities in which the Bank operates or is located, whether the transaction might violate applicable law and the long-term value of the Bank as an independent entity.

  Both the Holding Company's Certificate of Incorporation and the Bank's Articles of Incorporation permit action by written consent of the stockholders in lieu of a meeting only if the Board of Directors previously approves such action.

  Under the Holding Company's Certificate of Incorporation, special meetings of the stockholders of the Holding Company may be called only by a majority of the Board of Directors or by the holders of a majority of the outstanding shares entitled to vote. Under the Bank's By-Laws, special meetings of the stockholders may be called by the Chairman of the Board, or by the President, or by stockholders holding shares representing at least 10% of the voting power.

  The Bank's By-Laws provide that no person shall be a member of the Board of Directors unless such person meets certain qualification requirements. The Holding Company's By-Laws will contain comparable qualification requirements.

  The Bank's By-Laws provide that director nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of the Bank not less than 30 days or more than 60 days prior to any meeting of stockholders called for election of directors. The provision also requires detailed information about the nominee, including information necessary to determine if the nominee is qualified under the By-Laws. The Holding Company's By-Laws provide for comparable notification procedures.

  We believe that it is appropriate to maintain such anti-takeover provisions during the conversion to a holding company form of ownership. The continued inclusion of such provisions is not in response to any attempted takeover of the Bank. The Bank has not been the target of an attempted takeover in the past.

  The presence of these anti-takeover provisions may have the effect of discouraging outside offers for the shares of the Holding Company. These provisions may also give management more control than it would otherwise have over the acceptance or rejection of such offers. Such provisions may protect the incumbent Board of Directors and management by discouraging takeover attempts which are not supported by the Board, but which may be supported by the majority of stockholders.

Certain Federal Income and California Tax Consequences

  It will be a condition to the completion of the Reorganization that legal counsel, Pillsbury Madison & Sutro LLP, San Francisco, opine that no gain or loss will be recognized for federal income tax or California bank and corporation tax or personal income tax purposes by the Bank, the Holding Company or the Bank's stockholders as a result of the Reorganization, except for those stockholders who perfect their dissenters' rights and receive cash for their shares. See "Bank Holding Company Reorganization--Certain Federal Income and California Tax Consequences." Such counsel has advised the Bank and the Holding Company that it fully expects to be able to deliver that opinion.

  Each stockholder should rely upon his or her own tax advisor with respect to the federal, state, local and foreign tax consequences of the Reorganization.

Dividends

  In the opinion of the Bank's management, for the foreseeable future, there is no reason to expect that a decrease in the Holding Company's dividend rate relative to that of the Bank will occur, although no assurance can be given as to the occurrence of events in the future which may adversely impact the financial condition of the Bank or the Holding Company and their respective ability to pay dividends.

                                 RISK FACTORS

  The purpose of the proposal is to give the Bank greater financial and corporate flexibility in such areas as acquisitions, non-banking activities and debt or other financings, and to permit it to participate in non-bank activities, which are not permissible for the Bank to engage in directly. The nature of the business conducted by the Bank will not change.

  Certain risks associated with the combined business of the Holding Company and the Bank as a result of the Reorganization of the Bank's corporate structure, are presented below.

The Holding Company's Financial Condition

  The proposed Reorganization calls for you to receive Holding Company stock in exchange for your Bank stock. The Holding Company has no history of financial performance because it is a newly-formed Delaware corporation. The Holding Company's financial condition following the Reorganization will depend on the operation and profitability of the Bank. The Holding Company's profitability may be affected by other factors such as:

  . businesses started or acquired by the Holding Company other than the Bank; and

  . laws and regulations applicable to the Holding Company.

  Although the Holding Company intends to operate the Bank in substantially the same manner that it has been operated to date, changes to the operations of the Bank and new businesses may affect the financial performance and condition of the Holding Company as a whole and the return to stockholders of the Holding Company.

Banking Institutions

  The financial services industry and banking in particular has undergone a complex deregulation process. The interest rate limitations on what banks may pay to depositors have been phased out. Interstate banking laws which allow financial institutions to cross state lines have been enacted nationally. Competition to provide traditional banking services has increased among banks and other companies. The Holding Company and the Bank will continue to be affected by these changes in the future. The conduct of the Bank's business as a subsidiary of the Holding Company may increase its ability to compete in this newly deregulated environment, but there can be no assurance that this will be the case.

Anti-Takeover Provisions

  The Holding Company's Certificate of Incorporation and By-Laws contain provisions intended to prevent hostile takeovers. The anti-takeover provisions include: supermajority vote and fair price provisions; "blank check" preferred stock; a provision requiring the consideration of nonmonetary factors (such as social effects) in certain merger or other transactions; provisions requiring that stockholders give advance notice with respect to nomination of candidates for election as directors and certain proposals they may wish to present for a stockholder vote; a provision requiring that special meetings of stockholders be called only by a majority of the Board of Directors; requirements as to qualifications of directors; a provision allowing action by written consent of stockholders only if the Board of Directors approves of such action; and other items. These provisions and additional provisions of Delaware law may:

  . discourage outside offers for the shares of the Holding Company;

  . give management more control over the acceptance or rejection of business combination offers; and

  . protect incumbent Directors by discouraging takeover attempts which are not supported by the Board.

                      BANK HOLDING COMPANY REORGANIZATION

  THE BOARD OF DIRECTORS OF THE BANK HAS UNANIMOUSLY APPROVED A PLAN OF REORGANIZATION UNDER WHICH THE BUSINESS OF THE BANK WOULD BE CONDUCTED AS A WHOLLY-OWNED SUBSIDIARY OF THE HOLDING COMPANY AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE REORGANIZATION.

Reasons For the Proposal

  A bank holding company form of organization will increase the corporate and financial flexibility of the businesses operated by the Bank through the combined business of the Bank and the Holding Company. Examples are:

  . increased structural alternatives for acquisitions;

  . the ability to augment Bank capital by means of Holding Company debt or other securities; and

  . the ability to engage in certain non-banking activities.

  A bank holding company can engage directly or through non-banking subsidiaries in certain non-bank-related activities in which the Bank cannot presently engage. The Reorganization would broaden the scope of services which could be offered to the public. The Holding Company has not made any determination as to which of these types of activities it may engage in after consummation of the proposed transaction. The Holding Company could also acquire control of one of more other banking organizations which it could operate as separate subsidiaries of the Holding Company, although no determination has been made that the Holding Company will do so.

Description of the Reorganization

  The Holding Company will subscribe for and will hold all of the 100 authorized shares of common stock of the Merger Co., which has been formed solely for the purpose of this transaction. Merger Co. will merge with and into the Bank under the name and charter of the Bank, pursuant to the terms of the Agreement and Plan of Reorganization. (See Annex I of this Proxy Statement/Offering Circular.) Upon consummation of the transaction, the Bank will be a wholly-owned subsidiary.

  After the Reorganization, the business of the Bank will be conducted by the Resulting Bank under the name "Farmers & Merchants Bank of Central California." All of the outstanding shares of stock of the Resulting Bank will be owned by the Holding Company. The Resulting Bank will have the same directors, officers, interests and properties as those of the Bank immediately prior to the Reorganization. The Resulting Bank will continue to be subject to regulation by the Board of Governors of the Federal Reserve System, and as a subsidiary of the Holding Company, will be subject to regulation by the Board of Governors of the Federal Reserve System.

Conversion of Shares and Exchange of Stock Certificates

  Upon consummation of the Reorganization, each outstanding share of the Bank stock will be converted into one share of the Holding Company stock. Each holder of Bank stock certificates upon surrender of such certificates for cancellation will be entitled to receive certificates representing the same number of shares of Holding Company Common Stock. Until so surrendered, Bank stock certificates will be deemed for all purposes to evidence the same number of shares of the Holding Company stock.

  Stock certificates representing shares of the Holding Company's common stock will be generally available to be distributed to stockholders of the Bank by approximately July 1, 1999. The distribution of stock certificates to you will be dependent upon the date of receipt of your Bank stock certificate for exchange (which you will not be required to do). Stockholders of the Bank will continue to be entitled to sell or transfer their Bank stock through the date of consummation of the transaction. Further, you may sell Holding Company stock after the effective date of the Reorganization but before receipt of certificates representing Holding Company stock. Completion of such sales will only require presentation of your Bank stock certificate by the transferee.

Affiliate Restrictions

  The shares of Holding Company stock will be exempt from registration under the Securities Act of 1933, by reason of Section 3(a)(10) thereof. In accordance with the provisions of such section, the Holding Company has filed its Application for a fairness hearing before the Commissioner of the California Department of Corporations. However, the resale of such shares by the directors, principal officers and principal stockholders may be restricted by the 1933 Act and by SEC rules if such directors, principal officers and principal stockholders are deemed to be "affiliates" as that term is defined by the 1933 Act and SEC rules.

  Persons considered to be in control of an issuer are considered as "affiliates" and may include officers, directors and stockholders who own a significant percentage of the outstanding stock. Holding Company stock received after the transaction by "affiliates" the Holding Company will be "control stock," which can be sold only if they are registered or transferred in a transaction exempt from registration under the 1933 Act, such as pursuant to SEC Rules 144 and 145, or pursuant to a private placement. SEC Rules 144 and 145 generally require that before an affiliate can sell control stock:

  . there must be on file with the SEC public information filed by the issuer;

  . the affiliate must sell his stock in a unsolicited broker's transaction or directly to a market maker; and

  . during any three-month period, the amount of the securities that can be sold other than in non-public transactions is limited to the greater of 1% of the outstanding stock of the issuer or the average weekly trading volume during the last four calendar weeks.

  It is advisable for those stockholders who may become "affiliates" of the Holding Company to confer with their legal counsel prior to the sale of any Holding Company stock.

Conditions of Consummation

  California law provides that a bank reorganization requires the approval of a reorganization agreement by the Boards of Directors and by stockholders holding a majority of the outstanding common stock of each of the subject bank and the corporation merging with such bank.

  The obligation of the Bank and the Holding Company to consummate the Reorganization is conditioned further upon the following:

  . the absence of any action, suit, proceeding or claim, made or threatened, related to the proposed Reorganization;

  . any development which makes consummation of the Reorganization inadvisable in the opinion of either Board of Directors;

  . the receipt of a favorable opinion of legal counsel with respect to the tax consequences of the Reorganization;

  . the receipt of all necessary regulatory approvals;

  . not more than 10% of the Bank's outstanding shares will constitute
    Dissenting Shares, as defined in Section 1300 of the California General Corporation Law (the "CGCL"); and

  . the performance of all covenants and agreements.

Other Considerations

  The Holding Company is a business corporation formed under Delaware law. It will have greater flexibility than the Bank in certain corporate procedures, such as:

  . the incurrence of debt for leveraged growth;

  . the redemption of stock; and

  . the operation of related financially-oriented businesses.

  The Holding Company will be a registered bank holding company and subject to the Federal Bank Holding Company Act of 1956.

Expenses

  The Reorganization will cost about $80,000. The expenses are related to:

  . legal fees;

  . accounting fees;

  . application fees;

  . printing costs; and

  . other expenses.

Certain Federal Income and California Tax Consequences

  Neither the Bank nor the Holding Company is required to complete the Reorganization, and their respective Boards of Directors do not intend to complete the Reorganization, unless both the Bank and the Holding Company receive an opinion (the "Tax Opinion") of legal counsel, Pillsbury Madison & Sutro LLP, to the effect that the Reorganization will constitute a "reorganization" within the meaning of section 368(a)(1) of the Internal Revenue Code and that, accordingly, for federal income tax and California bank and corporation tax and personal income tax purposes:

  . no gain or loss will be recognized by the Holding Company, the Bank or Merger Co. as a result of the Reorganization,

  . no gain or loss will be recognized by Bank stockholders upon conversion of their Bank stock into Holding Company stock, except for those stockholders who dissent and perfect their appraisal rights,

  . a Bank stockholder's tax basis for the Holding Company stock will be the same as the tax basis of the Bank stock surrendered by the stockholder and

  . a Bank stockholder's holding period for the Holding Company stock will include the holding period of the Bank stock surrendered by the stockholder, provided that the Bank stock is held as a capital asset on the date of consummation of the Reorganization.

  Although not covered by the Tax Opinion, stockholders who dissent from the transaction and receive cash in exchange for their Bank shares will be treated as having had those shares redeemed by the Bank. Whether that redemption will result in the recognition of taxable gain or loss in an amount equal to the difference between the tax basis in the shares treated as redeemed and the amount of cash received or in the receipt of ordinary dividend income may depend upon application of complex constructive ownership and other rules of the Internal Revenue Code. Stockholders considering dissenting from the Reorganization should consult their tax advisors as to the tax consequences of the resulting receipt of cash in light of their particular circumstances.

  An opinion of counsel represents only such counsel's best legal judgment and is not binding on the Internal Revenue Service, the California Franchise Tax Board or the courts. The Tax Opinion will rely on certain representations of the Bank's and the Holding Company's management which are customary in transactions comparable to the Reorganization. In addition, the Tax Opinion will be based upon laws, judicial decisions and administrative regulations, rulings and practice, and other applicable authority, all as in effect on the date of the Reorganization and all of which could be subject to change, either on a prospective or retroactive basis. New developments in any such administrative matters or court decisions, legislative changes, or the inaccuracy or incompleteness of any of the representations of management could have an adverse effect on the legal or tax consequences described in the Tax Opinion and counsel has not undertaken to accept any responsibility for updating or revising the Tax Opinion in consequence of any such new developments or changes. Finally, the Tax Opinion deals only with the federal income tax and California bank and corporation tax and personal income tax consequences of the Reorganization.

  ACCORDINGLY, STOCKHOLDERS ARE STRONGLY URGED TO CONSULT WITH AND MUST RELY UPON THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE REORGANIZATION IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Appraisal Rights of Dissenting Stockholders

  If the Reorganization Agreement is approved by the required vote of the Bank's stockholders and is not abandoned or terminated, any holder of the Bank's Common Stock may, by complying with Sections 1300 through 1312 of the CGCL, be entitled to dissenters' rights as described therein. The record holders of the shares of the Bank's Common Stock which dissent from the Merger (the "Dissenting Shares") are referred to herein as "Bank Dissenting Stockholders." It will be a condition to the completion of the Reorganization that there not be Bank Dissenting Stockholders who hold more than 10% of the Bank's outstanding shares.

  The following discussion is not a complete statement of the CGCL relating to dissenters' rights, and is qualified in its entirety by reference to Sections 1300 through 1312 of the CGCL attached to this Proxy Statement/Offering Circular as Annex II and incorporated herein by reference. This discussion and Sections 1300 through 1312 of the CGCL should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

  Shares of the Bank's Common Stock must satisfy each of the following requirements to qualify as Dissenting Shares under the CGCL: (i) the shares must have been outstanding on the record date for the determination of the holders of the Bank's Common Stock entitled to vote on the Reorganization (and therefore options to purchase the Bank's Common Stock exercised after the record date may not constitute Dissenting Shares); (ii) the shares must not have been voted in favor of the Reorganization; (iii) the holder of such shares must make a written demand that the Bank repurchase the shares at fair market value and such demand must be received by the Bank within 30 days after notice of approval of the Reorganization by the outstanding shares is mailed to the holder; and (iv) the holder of such shares must submit certificates for endorsement (as described below). A vote by proxy or in person against the Reorganization does not in and of itself constitute a demand for appraisal under the CGCL.

  Pursuant to Sections 1300 through 1312 of the CGCL, holders of Dissenting Shares may require the Bank to repurchase their Dissenting Shares at a price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the Reorganization, excluding any appreciation or depreciation in consequence of the proposed Reorganization, but adjusted for any stock split, reverse stock split or stock dividend which becomes effective thereafter.

  Within 10 days following approval of the Reorganization by the Bank's stockholders, the Bank is required to mail to each person who did not vote in favor of the Reorganization a notice of the approval of the Reorganization, a statement of the price determined by the Bank to represent the fair market value of Dissenting Shares (which shall constitute an offer by the Bank to purchase such Dissenting Shares at such stated price), and a description of the procedures for such holders to exercise their rights as Bank Dissenting Stockholders.

  Within 30 days after the date on which the notice of the approval of the Reorganization was mailed, a holder of the Bank's Common Stock who wishes to be paid the full cash value of his Dissenting Shares must submit to the Bank
(i) a written demand for the purchase of the dissenting shares, as described below, and (ii) certificates representing any Dissenting Shares which the Bank Dissenting Stockholder demands that the Bank purchase, so that such Dissenting Shares may either be stamped or endorsed with the statement that the shares are Dissenting Shares or exchanged for certificates of appropriate denomination so stamped or endorsed.

  The demand of a Bank Dissenting Stockholder is required by law to contain a statement concerning the number of Dissenting Shares held of record by such Bank Dissenting Stockholder which the Bank Dissenting Stockholder demands that the Bank purchase, and a statement of what such Bank Dissenting Stockholder claims to be the fair market value of the Dissenting Shares as of the day before the announcement of the proposed Reorganization. The statement of fair market value in such demand by the Bank Dissenting Stockholder constitutes an offer by the Bank Dissenting Stockholder to sell the Dissenting Shares at such price.

  If the Bank and a Bank Dissenting Stockholder agree upon the price to be paid for the Dissenting Shares, upon the Bank Dissenting Stockholder's surrender of the certificates representing the Dissenting Shares, such price is required by law to be paid to the Bank Dissenting Stockholder within the later of 30 days after such agreement or 30 days after any statutory or contractual conditions to the consummation of the Reorganization are satisfied or waived, and in the case of certificated securities, subject to surrender of the certificates for the payment.

  If the Bank and a Bank Dissenting Stockholder disagree as to the price for such Dissenting Shares or disagree as to whether such Dissenting Shares are entitled to be classified as Dissenting Shares, such holder has the right to bring an action in California Superior Court to resolve such dispute within six (6) months after the date on which notice of approval of the Reorganization is mailed. In such action, the court will determine whether the shares of the Bank's Common Stock held by such stockholder are Dissenting Shares, the fair market value of such shares of the Bank's Common Stock, or both. The CGCL provides, among other things, that a Bank Dissenting Stockholder may not withdraw the demand for payment of the fair market value of Dissenting Shares unless the Bank consents to such request for withdrawal.

Accounting Treatment

  The merger of Bank and Merger Co. will be accounted for in a method similar to a pooling of interests.

                            ANTI-TAKEOVER MEASURES

The Purpose of the Anti-Takeover Provisions

  The Bank's Articles of Incorporation and By-Laws have contained certain provisions which might be regarded as so-called "anti-takeover" provisions. The Certificate of Incorporation and By-Laws of the Holding Company will continue these provisions. Such provisions may be described as "anti-takeover provisions" because they have an anti-takeover effect and may discourage takeover attempts which have not been approved by the Board of Directors. We included these provisions because they are in the Bank's existing Articles of Incorporation and because certain tactics have become relatively common in corporate takeover practice, including:

  . an accumulation of a substantial block of stock as a prelude to an attempted takeover or proxy fight, or a partial tender offer; or

  . followed by a second step business combination involving less favorable considerations than were offered in the partial tender offer.

  Your Board of Directors believes such tactics can be highly disruptive and can result in dissimilar and unfair treatment of stockholders. We are not aware of any current efforts to obtain control of the Bank or to effect substantial accumulations of its stock.

  The following discussion is a general summary of the material provisions of the Holding Company's Certificate of Incorporation and By-Laws and certain other regulatory provisions, which may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Holding Company's Certificate of Incorporation and By-Laws, reference should be made to the document in question. A copy of the Holding Company's Certificate of Incorporation is attached hereto as Annex III, and a copy of the By-Laws has been filed with the Application submitted to the Department of Corporations and may be obtained by sending a written request to Mr. John R. Olson, Secretary, Farmers & Merchants Bank of Central California, P.O. Box 3000, Lodi, California 95241-1902.

Summary of Fair Price and Supermajority Vote Provisions

  Article XIV of the Holding Company's Certificate of Incorporation contains a "Supermajority Voting and Fair Price" provision, both to encourage potential acquirers to negotiate with the Holding Company and to protect stockholders from being unfairly treated in mergers or other business combinations with persons who own a substantial amount of the Holding Company's stock. The Supermajority Voting and Fair Price provision applies to mergers and certain other types of business combinations with persons holding 20% or more of the shares held by voting stock of the Holding Company (an "Interested Stockholder"). In general, the Supermajority Voting and Fair Price provision requires, in a merger or certain other business combinations, first that 66 2/3% of the outstanding shares, including those held by the Interested Stockholder, must be voted for the business combination, second that all stockholders who are independent of the Interested Stockholder receive at least a specified amount for his or her shares acquired during the preceding two years and third that certain other requirements are met. The specifics of these requirements are more fully discussed below.

  The Supermajority Voting and Fair Price provisions are designed to encourage potential acquirors to negotiate at arm's length with the Board of Directors. In the absence of such negotiations, these provisions seek to ensure that any multi-step attempt to take over the Holding Company will be made on terms offering similar treatment to all stockholders. In the past, there have been takeovers of publicly held companies accomplished by the purchase of blocks of stock in open market purchases or otherwise at a price above prevailing market prices, followed by a second step, merger or other transaction in which the shares acquired are paid less than the value paid in the first step.

  The Bank has a large number of long-term stockholders who each hold a relatively small number of Bank shares. We believe that sophisticated arbitrageurs and other market professionals are generally in a better position to take advantage of the more lucrative first step transaction, while long-term stockholders will often, as a practical matter, be compelled to accept the less favorable consideration payable in the second step business combination.

  The potential for future use of the two-step acquisition have convinced us that these provisions are desirable in order to preserve for the stockholders the benefits which will accrue to the Holding Company and its subsidiary, the Resulting Bank, including its increased ability to compete in the significantly deregulated banking industry.

  This Supermajority Voting and Fair Price provision will not apply to an otherwise covered business combination in certain circumstances. First, if the business combination is approved by 66 2/3% of the "Disinterested Directors" of the Holding Company, the Supermajority Voting and Fair Price rules do not apply. For purposes of the Supermajority Voting and Fair Price provision, a Disinterested Director is defined as a member of the Board of Directors who is not affiliated with the Interested Stockholder, and who was a member of the Board of Directors prior to the time the Interested Stockholder became an Interested Stockholder. Second, the same is true if any banking subsidiary of the Holding Company has received a notice of termination of insurance from the Federal Deposit Insurance Corporation or an order to correct a capital impairment from the Commissioner of the California Department of Financial Institutions, possession of any banking subsidiary of the Holding Company has been taken by the Commissioner, a conservator has been appointed for any banking subsidiary of the Holding Company or the Holding Company or, a similar proceeding has been commenced following a substantial deterioration in the Holding Company's condition. Where the Supermajority Voting and Fair Price provisions do not apply, a simple majority of the outstanding shares is required to approve the business combination.

  Where the Supermajority Voting and Fair Price rules apply, the requirements in addition to the 66 2/3% approval of the outstanding shares include: (a) the consideration to be received in the business combination is in cash or in the same form as the Interested Stockholder has paid for the largest number of shares acquired by such Interested Stockholder; (b) the per share consideration to be received by holders of outstanding stock in the business combination (other than the Interested Stockholder) is at least equal to the highest of (i) the highest per share price paid by such Interested Stockholder in acquiring the Holding Company's stock of the same class in the two years prior to the announcement of the business combination, or in the transaction in which it became an Interested Stockholder, if within two years of the date of first public announcement of the proposal, (ii) the fair market value per share on the announcement date or on the date on which the Interested Stockholder became an Interested Stockholder if within two years of the first public announcement of the proposal, or (iii) as to shares other than common stock, the highest preference per share to which the holder of such shares is entitled upon a liquidation of the Holding Company; and (c) after becoming an Interested Stockholder and prior to the consummation of such business combination (i) such Interested Stockholder must not have become the beneficial owner of any additional shares of the voting stock of the Holding Company, except as part of the transaction which results in such stockholder becoming an Interested Stockholder, within the two year period prior to consummation of the business combination, (ii) such Interested Stockholder must not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Holding Company or any subsidiary of the Holding Company, and (iii) except as approved by a 66 2/3% majority of the Directors who are Disinterested Directors, there shall have been (A) no failure to declare and pay at the regular date therefore any full dividends on any preferred stock or (B) no reduction in the annual rate of dividends paid on Common Stock, and there shall have been (C) an increase in the annual rate of dividends necessary to reflect certain reclassification and recapitalization.

  The Holding Company's Certificate of Incorporation provides that the Supermajority Voting and Fair Price provisions cannot be amended or repealed unless such a change is approved by not less than 66 2/3% of the total voting power of the outstanding shares of the Holding Company.

  The Supermajority Voting and Fair Price provision will not prevent a merger or similar transaction following a tender offer in which all stockholders receive substantially the same price for their shares and which

66 2/3% of the shares have been voted for the merger or which 66 2/3% of the Disinterested Directors have approved and which the holders of a majority of the outstanding shares approve. Except for the restrictions on the specified business combinations, the Supermajority Voting and Fair Price provision will not prevent a holder of a controlling interest from exercising control over the Holding Company or prevent such a holder from increasing his or her share ownership. The existence of the Supermajority Voting and Fair Price provision may, however, tend to encourage persons seeking control of the Holding Company to negotiate terms of a proposed merger or similar transactions with the Holding Company's Board of Directors.

  The Board of Directors recognizes that not all two-tiered tender offers or other two-step transactions are intended to pressure stockholders into hasty decisions or to discriminate among stockholders. However, taking all factors into consideration, the Board believes that it is appropriate to take action to reduce the possibility to two-tiered transactions which are unfair.

  While the Board believes the Supermajority Voting and Fair Price provision is in the best interest of the Holding Company's stockholders, there are several possible negative considerations. The effect of the Supermajority Voting and Fair Price provision may be to deter a future takeover attempt which the Board has not approved, but which a majority of the stockholders may deem to be in their best interests or in which stockholders may receive a premium for their shares over the then market value. The adoption of the Supermajority Voting and Fair Price provision also may make it more difficult to obtain stockholder approval of transactions covered by the provision, such as mergers or other corporate combinations with persons who are Interested Stockholders, even if approved by the Directors and favored by a majority of the stockholders.

  Applicability of DGCL Section 203. Because the Supermajority Voting and Fair Price provisions which are already contained in the Bank's Articles of Incorporation generally have been carried through to the Holding Company's Certificate of Incorporation, the Holding Company has "opted out" of Section 203 of the DGCL through Article XVII of its Certificate of Incorporation. Under Delaware law, if the Holding Company did not opt out of Section 203 or qualify under one of the available exemptions provided in DGCL Section 203, such Section would otherwise prohibit the Holding Company from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless certain requirements are met.

  Two-Year Renewal for Quasi-California Corporation. If the Holding Company is deemed to be a quasi-California corporation under Section 2115 of the CGCL, the renewal provisions of Section 710 of the CGCL will apply, and every two years the supermajority provisions of Article XIV of the Holding Company's Certificate of Incorporation will have to be renewed by an affirmative vote of 66 2/3% of the outstanding shares in order to remain effective. In the absence of a Supermajority Voting and Fair Price provision, under California law the vote of a majority of the voting power of the outstanding stock of the Holding Company would be sufficient to approve the transactions otherwise covered by the Supermajority Voting and Fair Price provision, such as a merger, consolidation or sale of substantially all of the Holding Company's assets. For further discussion of the applicability of Section 2115 of the CGCL, see "Quasi-California Corporation Status" below.

Consideration of Nonmonetary Factors

  At the annual meeting of the Bank's stockholders in 1998, the stockholders approved an amendment to the Articles of Incorporation of the Bank requiring the Board of Directors, when evaluating a merger proposal, to consider the social and economic effects of the transaction on employees, stockholders, customers and suppliers in the communities in which the Bank operates, in addition to monetary factors. Article XV of the Holding Company's Certificate of Incorporation contains a substantially similar provision requiring the Board of Directors to consider such factors when evaluating a possible business combination.

  The Boards of Directors of the Holding Company and the Bank believe that the inclusion of such provisions in the Holding Company's Certificate of Incorporation is appropriate in light of the importance of the Bank to the communities which it serves.

  In some circumstances, the nonmonetary factors provision could influence the Board of Directors to oppose a tender offer or other attempted acquisition of control of the Holding Company that some stockholders might find financially attractive. This provision may also have the effect of making Board approval of an acquisition more difficult to secure and, consequently may have the effect of delaying or discouraging a proposed takeover. In some cases, opposition to such a proposal might have the effect of maintaining the tenure of incumbent management.

  Another effect of Article XV may be to dissuade stockholders who might be displeased with the Board of Directors' response to a tender offer from engaging the Holding Company in costly and time consuming litigation. Such litigation might involve an allegation by a stockholder that the Board of Directors breached an obligation to the stockholders by not limiting its evaluation of a tender offer solely to the value of the tender offer consideration in relation to the then market price of the Holding Company's stock.

Limitation on Action of Stockholders by Written Consent

  At the Bank's annual meeting of stockholders in 1998, the stockholders approved an amendment to the Bank's Articles of Incorporation which permits stockholders to take action by written consent in lieu of a meeting of stockholders only if the Board of Directors previously approves the action. The Certificate of Incorporation of the Holding Company contains a similar provision with respect to action by the Holding Company's stockholders.

  The Board of Directors of the Holding Company believes that this provision is important to assure that all stockholders entitled to vote on proposed corporate action have the opportunity to participate in determining if such action is appropriate through the normal meeting process, except in cases where the Board of Directors has approved. The Board of Directors also believes that it is in inappropriate for stockholders to take corporate action without notice to all other stockholders, even if a majority of the stockholders favors such action. It is felt that the orderly process which is normally used when actions are proposed at stockholder meetings is preferable to the consent procedure, unless the Board of Directors has approved such action. In this way, all stockholders are given an opportunity to consider proposals and, if appropriate, to inform other stockholders of their views. Additionally, management is provided with an opportunity to review and respond to proposed actions, as appropriate.

  This provision may be viewed as having the effect of discouraging an attempt by another person or entity to gain control of the Holding Company or take action which might facilitate gaining control of the Holding Company, after the acquisition of a substantial percentage of the shares of the Holding Company's outstanding stock. The effect of the Article would be to encourage any person intending such a takeover to negotiate with the Board of Directors, rather than to take unilateral action without notice to the Board of Directors or other stockholders. The Board of Directors of the Holding Company believes that such an orderly procedure is in the best interests of the stockholders. However, the Article could limit stockholders' participation in certain types of transactions that might be proposed, whether or not such transactions were favored by a majority of the stockholders, and could enhance the ability of officers and directors to retain their positions by precluding changes in control through the written consent procedure.

Special Meetings of Stockholders

  The Holding Company's Certificate of Incorporation provides that special meetings of the stockholders of the Holding Company may be called only by a majority of the Board of Directors or by the holders of a majority of the outstanding shares entitled to vote. Under the Bank's By-Laws, special meetings of the stockholders may be called by the Chairman, or by the President, or by stockholders holding shares representing at least 10% of the voting power.

Director Qualification and Nomination Procedures

  The Holding Company's By-Laws provide that no person shall be a member of the Board of Directors unless such person has been for at least two years a resident in a county in which a banking subsidiary of the

Holding Company maintains a banking office except when the election of such person is approved by the affirmative vote of at least two-thirds of the members of the Board of Directors of the Holding Company then in office. In addition, such person must not be, among other things, the holder of more than 1% of the outstanding shares of any other banking corporation, affiliate or subsidiary thereof, or bank holding company, or industrial loan company, savings bank or association or finance company, or a director, officer, employee, agent nominee or attorney of any such entity.

  The Holding Company's By-Laws provide that director nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of the Holding Company not less than 30 days or more than 60 days prior to any meeting of stockholders called for election of directors. The provision also requires that the notice contain detailed information about the nominee, including information necessary to determine if the nominee is qualified under the By-Laws.

Preferred Stock

  The Holding Company's Certificate of Incorporation authorizes the issuance of 2,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The Board of Directors has sole authority to issue and to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rate and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Holding Company's Board of Directors currently has no plans for the issuance of Preferred Stock.

Cumulative Voting

  Cumulative voting means that a stockholder may cast the number of shares he owns times the number of directors to be elected in favor of one nominee or allocate such votes among the nominees as he determines. Stockholders of the Holding Company will continue to have the right to vote cumulatively in the elections of directors for the foreseeable future, despite the fact that the Holding Company's Certificate of Incorporation provides that there will not be cumulative voting. Under Delaware law, cumulative voting is available only if the corporation's certificate of incorporation provides for cumulative voting. However, even though the Holding Company is a Delaware corporation, pursuant to Section 2115 of the CGCL, Section 708, subdivisions (a), (b) and (c) of the CGCL, concerning a stockholder's right to cumulate votes at any election of directors, is expected to apply to the Holding Company due to its presence in California and to thereby require the Holding Company to permit cumulative voting. Until and unless the Holding Company's stock becomes designated as qualified for trading on the Nasdaq National Market System and the Holding Company has at least 800 stockholders as of the record date of its most recent annual meeting of stockholders, Section 2115 (and thereby Section 708) of the CGCL will continue to apply and cumulative voting will continue to be required. For an explanation of the applicability of Section 2115 of the CGCL, see "Quasi-California Corporation Status" below.

  The Board of Directors of the Holding Company has provided in the Certificate of Incorporation that there should not be cumulative voting because the Holding Company is expected to still have cumulative voting as a quasi-California corporation and because it believes that the eventual elimination of cumulative voting at some point in the future would be advantageous to the Holding Company and its stockholders because each director of a publicly held corporation has a duty to represent the interests of all stockholders rather than any specific stockholder or group of stockholders. The presence on the Board of Directors of one or more directors representing the interests of a minority stockholder or group of stockholders could disrupt the management of the Holding Company and prevent it from operating in the most effective manner. Furthermore, the election of directors who view themselves as representing a particular minority constituency could introduce an element of discord on the Board of Directors, impair the ability of the directors to work effectively and discourage qualified independent individuals from serving as directors. Providing for majority rule voting in the election of directors by eliminating cumulative voting would help ensure that each director acts in the best interests of all stockholders.

  If, at some point in the future, the Holding Company is not deemed to be a quasi-California corporation and cumulative voting is no longer required, such elimination may render more difficult any attempt by a holder or group of holders of a significant number of voting shares, but less than a majority, to change or influence the management or policies of the Holding Company. In addition, under certain circumstances, the elimination of cumulative voting, along with other measures that may be viewed as having an anti-takeover effect, such as discouraging the accumulation of large minority stockholders (as a prelude to an unfriendly acquisition or business combination proposal or otherwise) by persons who would not make that acquisition without being assured of representation on the Board of Directors.

  The Board of Directors and management have no intention in the foreseeable future to qualify the Holding Company's stock for listing on the Nasdaq National Market System nor to take any action which would otherwise result in the Holding Company no longer being deemed a quasi-California corporation. Therefore, cumulative voting is expected to remain in effect in the foreseeable future.

Additional Considerations

  Federal law requires prior approval by the Board of Governors of the Federal Reserve System before any company acquires control of a bank holding company. In addition, pursuant to the California Financial Code, no person or entity may directly or indirectly, acquire a controlling interest in a California state-chartered bank without the prior written approval of the California Department of Financial Institutions. Independent of any provision of the Holding Company's Certificate of Incorporation or By-Laws, the requirement for such regulatory approval may delay efforts to obtain control over the Holding Company.

  The Holding Company has 2,000,000 shares of authorized common stock of which, after consummation of the proposed Reorganization, there will be 632,185 shares issued and outstanding. Therefore the Holding Company will have 1,367,815 shares of its authorized common stock available for future issuance by the Board of Directors for any proper corporate purpose. These shares could be issued into "friendly" hands by the Board of Directors in the event of an attempt to gain control of the Holding Company. Because the Holding Company's authorized but unissued shares could be issued and used in this manner, they represent another potential anti-takeover device.

  The Holding Company's Certificate of Incorporation and By-Laws currently contain no other provisions that were intended to be or could fairly be considered as anti-takeover in nature or effect. The Board of Directors has no present intention to amend the Certificate of Incorporation to add any further anti-takeover provisions.

                            MARKET PRICES OF STOCK

The Holding Company

  Farmers & Merchants Bancorp was incorporated in Delaware on February 22, 1999. No shares of the Holding Company have been issued since the date of its incorporation to the present time. Therefore, no market exists at this time for the Holding Company's stock. Bank stockholders will exchange their Bank stock for Holding Company stock. It is expected that shares of the Holding Company will be listed for quotation on the Electronic Bulletin Board.

The Bank

  The Bank had approximately 1,095 stockholders of record as of March 1, 1999. The Bank's stock is not traded on any exchange. The Shares are primarily held by local residents and are not actively traded.

  The following sets forth the high and low selling prices of the Bank's common stock for the quarters indicated based on the limited transactions of which management is aware. The Bank is not aware of the prices paid for all stock trades in the Bank's common stock. The high and low selling prices provided below are based only upon the terms of sales reported to the Bank as transfer agent.

                                TRADING PRICES

                                                                  High     Low
                                                                 ------- -------
      1998
      Fourth Quarter............................................ $150.00 $150.00
      Third Quarter............................................. $150.00 $150.00
      Second Quarter............................................ $160.00 $145.00
      First Quarter............................................. $145.00 $135.00

      1997
      Fourth Quarter............................................ $145.00 $135.00
      Third Quarter............................................. $135.00 $135.00
      Second Quarter............................................ $135.00 $135.00
      First Quarter............................................. $140.00 $135.00

      1996
      Fourth Quarter............................................ $135.00 $130.00
      Third Quarter............................................. $130.00 $130.00
      Second Quarter............................................ $135.00 $130.00
      First Quarter............................................. $135.00 $132.00

                      QUASI-CALIFORNIA CORPORATION STATUS

  Pursuant to Section 2115 of the CGCL, under certain circumstances, certain provisions of the CGCL may be applied to foreign corporations qualified to do business in California notwithstanding the law of the jurisdiction where the corporation is incorporated. Such a corporation is referred to as a "quasi-California" corporation. The Holding Company has qualified to do business in the State of California. Section 2115 is applicable to foreign corporations which have more than half of their stockholders of record residing in California and more than half of their business deriving from California. Initially, the Holding Company's sole business will be managing its investment in its wholly-owned subsidiary, the Bank, which has substantially all of its property, employees, and operations in California. However, under subdivision
(c) of Section 2115, if the Holding Company's stock were to become designated as qualified for trading on the Nasdaq National Market System and there are at least 800 stockholders as of the record date of its most recent annual meeting of stockholders, then Section 2115 of the CGCL would no longer be applicable.

  The Board of Directors of the Holding Company has no plans to cause the shares of the common stock of the Holding Company to be listed on the Nasdaq National Market System.

  To the extent that section 2115 of the CGCL continues to apply to the Holding Company, the various provisions of California law specified in section 2115 will continue to apply to the Holding Company even though it is incorporated in Delaware. These provisions of California law include the requirement for an annual election of all directors (no classified or "staggered" board of directors is permissible), the removal of directors without cause, the directors' standard of care, indemnification of directors, officers and others, the right of stockholders to cumulate votes in the election of directors, the requirement that any supermajority vote requirements in the Certificate of Incorporation or By-Laws be reaffirmed by the holders of the outstanding shares every two years, and various provisions relating to mergers and acquisitions of the Holding Company (including dissenters' rights) and rights of inspection of corporate records and the list of stockholders.

                                   DIVIDENDS

The Holding Company

  Since the date of its incorporation, the Holding Company has paid no dividends. After consummation of the Reorganization, the amount and timing of future dividends will be determined by its Board of Directors and will substantially depend upon the earnings and financial condition of its principal subsidiary, the Bank. The ability of the Holding Company to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary, the Bank.

  Because the Bank is a state-chartered bank, its ability to pay dividends or make distributions to its stockholders is subject to restrictions set forth in the California Financial Code. The California Financial Code restricts the amount available for cash dividends by state-chartered banks to the lesser of retained earnings or the bank's net income for its last three fiscal years (less any distributions to stockholders made during such period). In the event the Bank has no available funds for dividends as described above, then any dividends contemplated would require approval from the Commissioner of the Department of Financial Institutions.

  It is expected that the Holding Company will continue to be a quasi-California corporation as defined pursuant to Section 2115 of the CGCL. Under the CGCL, the rules for dividends are as follows: (i) the retained earnings of the corporation immediately prior to the distribution exceeds the amount of the distribution; (ii) the assets of the corporation exceed 1 1/4 times its liabilities; or (iii) the current assets of the corporation exceed its current liabilities, but if the average pre-tax net earnings of the corporation before interest expense for the two years preceding the distribution was less than the average interest expense of the corporation for those years, the current assets of the corporation must exceed 1 1/4 times its current liabilities. Management currently expects that the Holding Company will remain as a quasi-California corporation. If at some point in the future the Holding Company ceases to be a quasi-California corporation, it would become subject to the provisions of the Delaware General Corporation Law with respect to dividends, which are technically different. However, Management believes that there would be no material effect to stockholders in such case.

  Management believes that, for the foreseeable future, the ability of the Holding Company to pay cash dividends will effectively remain the same as the Bank because dividends from the Bank will continue to be the principal source of funds for dividends from the Holding Company, although no assurance can be given as to the occurrence of events in the future which may adversely impact the financial condition of the Bank or the Holding Company and their respective ability to pay dividends.

The Bank

  The Bank declared semi-annual cash dividends of $1.65, $1.53 and $1.45 per share for June 1998, 1997 and 1996, respectively, and of $3.20, $3.00 and $2.82 per share for December 1998, 1997 and 1996, respectively. The Bank has paid 5% stock dividends to stockholders in each year since 1975. Such amounts of cash dividends have been adjusted for the effect of such stock dividends.

  The Holding Company anticipates continuing to pay dividends in the future. In the opinion of the Bank's management, for the foreseeable future, there is no reason to expect a decrease in the Holding Company's dividend rate relative to the Bank's dividend rates, although no assurance can be given as to the occurrence of events in the future which may adversely affect the rate of dividends by the Bank or the Holding Company.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Bank as of December 31, 1998 and the pro forma capitalization of the Holding Company as of December 31, 1998, assuming that the Reorganization had been consummated at such date, no stockholder of the Bank had exercised dissenters' rights, and the Holding Company had redeemed and canceled the shares of Merger Co. issued to the Holding Company.

                              Bank     Merger Co.  Adjustments Holding Company
                            (Actual)   (Actual)(1) (Pro Forma)   (Pro Forma)
                           ----------- ----------- ----------- ---------------
Preferred Stock........... $       --     $ --        $ --       $       --
Common Stock..............   3,161,000      100        (100)           6,322
Additional Paid-in
 Capital..................  40,421,000                            43,575,678
Accumulated Other
 Comprehensive Income.....     832,000                               832,000
Retained Earnings.........  34,991,000                            34,991,000
                           -----------    -----       -----      -----------
  Total Stockholders'
   Equity................. $79,405,000    $ 100       $(100)     $79,405,000
                           ===========    =====       =====      ===========

--------
(1) Represents the capitalization of Merger Co. of $100.

                             FINANCIAL STATEMENTS

  The Bank's audited Balance Sheets as of December 31, 1998 and 1997, the related audited Statements of Earnings, Changes in Stockholders' Equity and Cash Flows for each of the three years ended December 31, 1998 are included in the Bank's Annual Report, a copy of which is being sent concurrently with this Proxy Statement/Offering Circular. Financial statements of the Bank are not included herein as they are not deemed material to the exercise of prudent judgment by stockholders with respect to the matters to be acted upon at the Meeting. If any stockholder so desires, he may obtain an additional copy of such financial statements upon written request to Mr. John R. Olson, Secretary, Farmers & Merchants Bank, P.O. Box 3000, Lodi, California 95240-2184.

  In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 50, Financial Statement Requirements in Filings Involving the Formation of a Bank Holding Company, the Bank's audited consolidated balance sheets as of December 31, 1998 and 1997 and related audited consolidated statements of income, stockholders' equity and cash flows for each of the three years ended December 31, 1998, prepared in conformity with generally accepted accounting principles, and report of independent public accountants, are included as part of the Bank's 1998 Annual Report to Stockholders, a copy of which is being concurrently furnished to stockholders. Additional copies of the Bank's 1998 Annual Report to Stockholders are available to each person to whom this Proxy Statement/Offering Circular has been delivered, upon written request of any such person, directed to John R. Olson, Secretary, Farmers & Merchants Bank of Central California, P.O. Box 3000, Lodi, California 95240-2184, (209) 367-2411.

  No historical financial information is available for the Holding Company since it is a newly formed Delaware corporation.

                  HISTORY AND BUSINESS OF THE HOLDING COMPANY

General

  The Holding Company was incorporated under the laws of the State of Delaware on February 22, 1999, for the purpose of becoming the holding company of the Bank. Immediately prior to consummation of the Reorganization, the Holding Company will own all of the stock of Merger Co. Thereafter, Merger Co. will merge with the Bank. Stockholders of the Bank will become stockholders of the Holding Company, subject to their dissenters' rights. The Holding Company will become the sole stockholder of the Resulting Bank. The Resulting Bank will carry on the business of the Bank under the name "Farmers & Merchants Bank of Central California." The executive offices of the Holding Company are located at 121 West Pine Street, Lodi, California 95240-2184. A copy of the Holding Company's Certificate of Incorporation is attached hereto as Annex III.

Employees

  The Holding Company has no employees other than its officers, each of whom is also an employee and officer of the Bank and who serve in their capacity as officers of the Holding Company without additional compensation. Upon consummation of the Reorganization, the Holding Company, whose sole business function will be to hold 100% of the Bank stock, does not anticipate any immediate change in the number of or status of its employee officers. The status of the Bank's employees is not expected to be affected by the Reorganization.

Board of Directors

  The Directors of the Holding Company are Stewart C. Adams, Jr., Ralph Burlington, Robert F. Hunnell, Ole R. Mettler, James R. Podesta, George Scheideman, Harry C. Schumacher, Hugh Steacy, Kent A. Steinwert, Calvin (Kelly) Suess and Carl A. Wishek, Jr., each of whom also serve as Directors of the Bank. Directors of the Holding Company are elected to one-year terms. Under the provisions of the Holding Company's By-Laws, the number of authorized directors may not be less than 9 nor more than 15 with the exact number to be determined by resolution adopted from time to time by the Board of Directors. Upon consummation of the Reorganization, the Directors of the Holding Company will own the following percentages of Holding Company stock:

                                                                   Percentage of
Directors                                                          Common Stock
---------                                                          -------------
Stewart C. Adams, Jr..............................................         *
Ralph Burlington..................................................         *
Robert F. Hunnell.................................................         *
Ole R. Mettler....................................................      2.99%
James R. Podesta..................................................         *
George Scheideman.................................................         *
Harry C. Schumacher...............................................         *
Hugh Steacy.......................................................         *
Kent A. Steinwert.................................................         *
Calvin (Kelly) Suess..............................................         *
Carl A. Wishek, Jr................................................      6.90%
All directors as a group (11 persons).............................     12.45%

--------
*  Indicates less than 1%.

Remuneration of Directors and Officers

  The Holding Company has paid no remuneration to its officers and directors since its incorporation. It is not anticipated that the Holding Company's officers and directors will initially be paid any additional compensation by the Holding Company other than that currently paid to them by the Bank.

Indemnification

  The Holding Company's Certificate of Incorporation and By-Laws provide for indemnification of officers, directors, employees and agents to the fullest extent permitted by Delaware law.

  Delaware law generally provides for the payment of expenses, including attorney's fees, judgments, fines and amounts paid in settlement reasonably incurred by the indemnitee provided such person acted in good faith and in a manner he or she reasonably believed not to be opposed to the best interests of the corporation. However, in derivative suits, if the suit is lost, no indemnification is permitted if the prospective indemnitee is found to be liable for misconduct in the performance of his or her duty to the corporation. No indemnification may be provided in any action or suit in which the only liability asserted against a director is pursuant to a statutory provision outlawing loans, dividends, and distribution of assets under certain circumstances.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Holding Company pursuant to provisions in the Holding Company's Certificate of Incorporation and By-Laws, the Holding Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

  The Reorganization of the Bank into a subsidiary of the Holding Company is not expected to have any effect on the ability of the Bank or the Holding Company to obtain officers and directors indemnification insurance, or the rates at which such insurance is available. The provisions regarding indemnification may not be applicable under certain federal banking laws and regulations.

                       HISTORY AND BUSINESS OF THE BANK

General

  The Bank is a California state-chartered corporation organized in 1916 to conduct the business of banking. The Bank's deposits are insured under the Federal Deposit Insurance Act up to applicable limits. The Bank is a member of the Federal Reserve System. At December 31, 1998, the Bank had $758 million in total assets, $627 million in total deposits and $329 million in gross loans.

 Service Area

  The Bank services the northern Central Valley of California with 18 banking offices. The area includes Sacramento, San Joaquin, Stanislaus and Merced Counties with branches in Sacramento, Elk Grove, Galt, Lodi, Walnut Grove, Linden, Modesto, Turlock and Hilmar.

  Through its network of banking offices, the Bank emphasizes personalized service along with a full range of banking services to businesses and individuals located in the service areas of its offices. Although the Bank focuses on marketing of its services to small and medium sized businesses, a full range of retail banking services are made available to the local consumer market.

  The Bank offers a wide range of deposit instruments. These include checking, savings, money market, time certificates of deposit, individual retirement accounts and online banking services for both business and personal accounts. The Bank also serves as a federal tax depository for its business customers.

  The Bank also provides a full complement of lending products, including commercial, real estate construction, agribusiness, installment, credit card and real estate loans. Commercial products include lines of credit and other working capital financing and letters of credit. Financing products for individuals include automobile financing, lines of credit, residential real estate, home improvement and home equity lines of credit.

  The Bank also offers a wide range of specialized services designed for the needs of its commercial accounts. These services include a credit card program for merchants, collection services, payroll services, electronic funds transfers by way of domestic and international wire and automated clearinghouse, and on line account access. The Bank also makes available investment products to customers, including mutual funds and annuities. These investment products are offered through a third party with investment advisors.

  In addition, the Bank has investments in two wholly owned subsidiaries:
Farmers & Merchants Investment Corporation and Farmers/Merchants Corp. Both companies were organized during 1986. Farmers & Merchants Corporation is currently dormant and Farmers/Merchants Corp. acts as trustee on deeds of trust originated by the Bank.

Competition

  The banking and financial services industry in California generally, and in the Bank's market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. The Bank competes with other major commercial banks, diversified financial institutions, savings banks, credit unions, savings and loan associations, money market and other mutual funds, mortgage companies and a variety of other nonbank financial services and advisory companies.

  Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader range of financial services than the Bank. In order to compete with other financial service providers, the Bank relies upon personal contact by its officers, directors, employees and stockholders, along with various promotional activities and specialized services. In those instances where the Bank is unable to accommodate a customer's needs, the Bank may arrange for those services to be provided by its correspondents.

Employees

  As of December 31, 1998, the Bank had approximately 336 full-time equivalent employees. The Bank provides several benefits for its full-time employees, including health and life insurance, workers' compensation, social security, paid vacations, bank services and a retirement plan. The Bank believes that its employee relations are satisfactory.

Property

  The Bank operates 18 offices, in the Sacramento, San Joaquin, Stanislaus and Merced Counties of California. The Bank owns 17 of these offices, three of which are on ground leases. The Bank's other facility is leased.

Year 2000 Issue

  The Year 2000 ("Y2K") issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Bank's programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. If not addressed, this could result in a variety of system and operating problems.

  Based on the Federal Financial Institutions Examination Council guidelines, the Bank is addressing its Y2K issues using a five phase program:

    (1) Awareness Phase--A strategic approach was developed to address the Year 2000 problem.

    (2) Assessment Phase--Detailed plans and target dates were developed.

    (3) Renovation Phase--This phase includes code enhancements, hardware and software upgrades, system replacements, vendor certification, and other associated changes.

    (4) Validation Phase--This phase includes testing and conversion of system applications.

    (5) Implementation Phase--This phase includes certification of Y2K compliance and employee training and acceptance.

  Phases one through four have been relatively completed. The Bank is currently in the implementation phase, which is expected to be completed during the second quarter of 1999.

  In addition, an assessment of the Y2K readiness of external entities with which the Bank conducts its operations is ongoing. The Bank is continuing to communicate with all of its significant obligors, counterparties, other credit clients and vendors to determine the likely extent to which the Bank may be affected by third parties' Y2K plans and target dates. In this regard, the Bank is developing contingency plans in the event that external parties fail to achieve their Y2K plans and target dates.

  The Bank estimates the total cost of the Y2K project to be approximately $1,571,000, of which $1,203,000 has been incurred through 1998 and the remaining $368,000 to be incurred during the first quarter of 1999. The costs of the Y2K program and the date on which the Bank plans to be Y2K compliant are based on management's best current estimates, which were derived utilizing numerous assumptions of future events including the availability of certain resources, third party vendors and other factors. However, there can be no assurance that these estimates will be achieved and actual results could differ from those plans.

Litigation

  There is currently no pending litigation to which the Holding Company, the Bank or Merger Co. is a party and which is expected to have a material adverse impact upon the financial condition or results of operations of the Holding Company, the Bank or Merger Co. Further, there is no material legal proceeding in which any director, executive officer, principal stockholder, or affiliate of the Holding Company, the Bank or Merger Co. or any associate of any such director, executive officer, or principal stockholder is a party and has a material interest adverse to the Holding Company, the Bank or Merger Co.

Board of Directors and Officers

  The Bank's Board of Directors is presently composed of 11 members, each of whom stand for election each year. For additional information concerning directors and executive officers, see "Election of Directors" above.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers' and Directors' Compensation

  Information concerning the annual and long-term compensation for executive officers and directors is set forth above under "Election of Directors-- Remuneration and other Transactions with Management and Others."

Committees and Meetings of the Board of Directors

  Information concerning the committees and the meetings of the Board of Directors during 1998 is set forth above under "Election of Directors-- Committees of the Board of Directors of the Bank" and "Election of Directors-- Board of Directors Meetings."

                             CERTAIN TRANSACTIONS

  Some of the directors and executive officers of the Bank and the companies with which they are associated are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business. The Bank expects to have banking transactions with such persons and companies in the future. In management's opinion, all loans and commitments to lend included in said transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate amount of all such loans made during 1998 amounted to $2,314,000, including renewals of previous loans. The balance of these loans and loans made in prior years outstanding at December 31, 1998 amounted to $2,692,000.

                          SUPERVISION AND REGULATION

  The following is a summary of certain statutes and regulations affecting the Holding Company and the Bank. This summary is qualified in its entirety by such statutes and regulations.

Holding Company Regulation

  The Holding Company will be a registered bank holding company under the Bank Holding Company Act of 1956 (the "Banking Act") as amended, and as such will be subject to regulation by the Federal Reserve Board. A bank holding company is required to file with the Federal Reserve Board annual reports and other information regarding its business operations and those of its subsidiaries. A bank holding company and its subsidiary banks are also subject to examination by the Federal Reserve Board.

  The Banking Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before acquiring substantially all the assets of any bank or bank holding company or ownership or control of any voting shares of any bank or bank holding company, if, after such acquisition, it would own or control, directly or indirectly, more than 5% of the voting shares of such bank or bank holding company.

  In approving acquisitions by bank holding companies of companies engaged in banking-related activities, the Federal Reserve Board considers whether the performance of any such activity by a subsidiary of the holding company reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, which outweigh possible adverse effects, such as overconcentration of resources, decrease of competition, conflicts of interest, or unsound banking practices.

  Bank holding companies are restricted in, and subject to, limitations regarding transactions with subsidiaries and other affiliates.

Capital

  The Federal Reserve Board and Federal Deposit Insurance Corporation require banks and holding companies to maintain minimum capital ratios.

  The Federal Reserve Board and the Federal Deposit Insurance Corporation have adopted substantially similar risk-based capital guidelines. These ratios involve a mathematical process of assigning various risk weights to different classes of assets, then evaluating the sum of the risk-weighted balance sheet structure against the capital base of the Bank and the Holding Company. The rules set the minimum guidelines for the ratio of Total Capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) at 8% and the ratio of Tier 1 Capital to risk-weighted assets (including certain off-balance sheet activities) at 4%. To be well capitalized, the minimum ratio for Total Capital is 10% and the minimum ratio for Tier 1 Capital is 6%. At least half of the total capital is to be composed of common equity, retained earnings, and a limited amount of perpetual preferred stock less certain goodwill items ("Tier 1 Capital"). The remainder may consist of a limited amount of subordinated debt, other preferred stock, or a limited amount of loan loss reserves. At December 31, 1998, on a pro forma basis as if the transaction had been consummated on such date, the Holding Company's consolidated risk-adjusted Tier 1 Capital and Total Capital, as defined by the regulatory agencies based on the fully phased in 1992 guidelines, were 19.54% and 20.80% of risk-weighted assets, respectively, well above the minimum and well-capitalized standards mandated by the regulatory agencies.

  In addition, the federal banking regulatory agencies have adopted leverage capital guidelines for banks and bank holding companies. Under these guidelines, banks and bank holding companies must maintain a minimum ratio of 3% Tier 1 Capital (as defined for purposes of the risk-based capital guidelines) to total assets. However, most banking organizations are expected to maintain capital ratios well in excess of the minimum levels and generally must keep such Tier 1 ratio at or above 5%. To be well capitalized, the minimum Tier 1 ratio must be 6%. As of December 31, 1998, on a pro forma basis as if the transaction had been consummated on such date, the Holding Company's leverage ratio was 10.35%, well above the regulatory minimum and well-capitalized standards.

  Regulatory authorities may increase such minimum requirements for all banks and bank holding companies or for specified banks or bank holding companies. Increases in the minimum required ratios could adversely affect the Resulting Bank and the Holding Company, including their ability to pay dividends.

Additional Regulation

  The Bank is also subject to federal regulation as to such matters as required reserves, limitation as to the nature and amount of its loans and investments, regulatory approval of any Reorganization or Reorganization, issuance or retirement by the Bank of its own securities, limitations upon the payment of dividends and other aspects of banking operations. In addition, the activities and operations of the Bank are subject to a number of additional detailed, complex and sometimes overlapping laws and regulations. These include:

  .  state usury and consumer credit laws;

  .  laws relating to fiduciaries;

  .  the Federal Truth-in-Lending Act and Regulation Z;

  .  the Federal Equal Credit Opportunity Act and Regulation B;

  .  the Fair Credit Reporting Act;

  .  the Truth in Savings Act;

  .  the Community Reinvestment Act;

  .  anti-redlining legislation; and

  .  antitrust laws.

Dividend Regulation

  The ability of the Holding Company to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary, the Resulting Bank. The Resulting Bank will be subject to various statutory and regulatory restrictions on its ability to pay dividends to the Holding Company. Under such restrictions, the amount available for payment of dividends to the Holding Company by the Resulting Bank totaled $10,317,000 at December 31, 1998. See "Dividends." In addition, the California Department of Financial Institutions and the Federal Reserve Board have the authority to prohibit the Bank from paying dividends, depending upon the Bank's financial condition, if such payment is deemed to constitute an unsafe or unsound practice.

  The FDIC and the Commissioner also have authority to prohibit the Bank from engaging in activities that, in the FDIC's or the Commissioner's opinion, constitute unsafe or unsound practices in conducting its business. It is possible, depending upon the financial condition of the bank in question and other factors, that the FDIC or the Commissioner could assert that the payment of dividends or other payments might, under some circumstances, be such an unsafe or unsound practice. Further, the FDIC and the Federal Reserve Board have established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under their jurisdiction. Compliance with the standards set forth in such guidelines and the restrictions that are or may be imposed under the prompt corrective action provisions of federal law could limit the amount of dividends which the Bank or the Holding Company may pay.

Government Policies and Legislation

  The policies of regulatory authorities, including the Federal Reserve Board, Federal Deposit Insurance Corporation and the Depository Institutions Deregulation Committee, have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future. An important function of the Federal Reserve System is to regulate aggregate national credit and money supply through such means as open market dealings in securities, establishment of the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. Policies of these agencies may be influenced by many factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and fiscal policies of the United States government.

  The United States Congress has periodically considered and adopted legislation which has resulted in further deregulation of both banks and other financial institutions, including mutual funds, securities brokerage firms and investment banking firms. No assurance can be given as to whether any additional legislation will be adopted or as to the effect such legislation would have on the business of the Resulting Bank or the Holding Company. In addition to the relaxation or elimination of geographic restrictions on banks and bank holding companies, a number of regulatory and legislative initiatives have the potential for eliminating many of the product line barriers presently separating the services offered by commercial banks from those offered by non-banking institutions.

                    COMPARATIVE DESCRIPTION OF COMMON STOCK

General

  The Holding Company is a Delaware corporation and, accordingly, is governed by the Delaware General Corporation Law ("DGCL") and its Delaware Certificate of Incorporation and By-Laws. The Bank is a California corporation and, accordingly, has been and will be, through the Effective Date of the Merger, governed by the California General Corporation Law ("CGCL") and by its California Articles of Incorporation and By-Laws. The holders of Bank Common Stock will, upon the exchange of their shares of Bank Common Stock for shares of Holding Company Common Stock pursuant to the Merger, become stockholders of the Holding Company, and their rights as such will be governed by the DGCL and the Holding Company's Certificate of Incorporation and By-Laws.

  The following is a general comparison of material differences between the rights of the stockholders of the Bank under the Bank's Articles of Incorporation, the Bank's By-Laws and the CGCL, on the one hand, and the rights of Holding Company stockholders (the holders of the Holding Company Common Stock after the Merger) under the Holding Company's Certificate of Incorporation, the Holding Company's By-Laws and the DGCL, on the other. This discussion is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the DGCL, the CGCL, the California Financial Code, the common law thereunder, and the full text of the Holding Company's Certificate of Incorporation, the Holding Company's By-Laws, the Bank's Articles of Incorporation and the Bank's By-Laws.

Change in Number of Directors

  The Bank's By-Laws provide for 11 directors, and any change in the number of directors must be made by an amendment to the Articles of Incorporation or the By-Laws, and requires the approval of the holders of a majority of the outstanding shares.

  Under the DGCL, the number of directors are fixed by, or in the manner provided in, the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors may be made only by amendment to the certificate. The Holding Company's By-Laws provide for a range of not less than 9 or more 15 directors; the exact number of the first Board of Directors is set at 11, which exact number may be amended by resolution of the Board of Directors. The Holding Company's By-Laws provide that any change in the minimum or maximum number of directors must be made by an amendment to the Certificate of Incorporation or the By-Laws, and requires the approval of the holders of a majority of the outstanding shares.

Removal of Directors

  Under the CGCL, a director of Bank may be removed without cause by a majority of the outstanding shares entitled to vote, provided that the shares voted against such removal would not be sufficient to elect the director under California's cumulative voting rules. The CGCL also allows removal of a director for cause by the Superior Court in a suit by stockholders holding at least ten percent (10%) of the outstanding shares of any class.

  Under the DGCL, any or all directors of Holding Company may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. In the case of a corporation whose board of directors is classified, stockholders may remove directors only for cause, and in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors. The Holding Company's Certificate of Incorporation does not provide for a classified board or for cumulative voting, but stockholders will continue to have the right to vote cumulatively so long as the Holding Company is deemed to be a quasi-California corporation. See "Quasi-California Corporation Status."

Filling Vacancies on the Board of Directors

  Except for a vacancy created by the removal of a director which may only be filled by approval of the stockholders, the Bank's By-Laws provide that vacancies on the board of directors may be filled by a majority of the remaining directors although less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his or her successor is elected at an annual or special stockholders' meeting. The Bank's stockholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. In addition, the CGCL provides that if, after the filling of any vacancy by the directors, the directors then in office who have been elected by the stockholders shall constitute less than a majority of the directors then in office (a) any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of stockholders, or (b) the California Superior Court of the proper county shall, upon application of such stockholder or stockholders, summarily order a special meeting of stockholders to be held to elect the entire Board of Directors.

  The Holding Company's By-Laws provide that a vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify or until their earlier resignations or removals. Under the DGCL, however, if at the time of filling any vacancy or newly created directorship the directors then in office constitute less than a majority of the entire Board of Directors as constituted immediately prior to any such increase, the Delaware Court of Chancery may, under certain circumstances, order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office. Additionally, when a director has been removed from office with or without cause by the stockholders, the stockholders have the right to fill such vacancy by the affirmative vote of at least a majority of the voting power of the then outstanding stock. If the stockholders fail to fill such vacancy, the Board may then do so as set forth above.

Amendment of the Certificate of Incorporation

  Under the CGCL, the Bank's Articles of Incorporation may be amended if such amendment is approved by the Board of Directors and by a majority of the outstanding shares of the Bank, with the exception of Article VIII which requires approval of 66 2/3% of the outstanding stock and a majority of the Disinterested Stockholders.

  Under the DGCL, the Holding Company's Certificate of Incorporation may be amended if such amendment is approved by the Board of Directors and by a majority of the stockholders, with the exception of Article XIV which requires approval of 66 2/3% of the outstanding stock. In addition, if the Holding Company were to have more than one class of stock outstanding, amendments that would adversely affect the rights of any class would require the vote of a majority of the shares of that class.

Amendment of the By-Laws

  Under the CGCL, By-Laws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares entitled to vote thereon or (subject to any restrictions in the Articles of Incorporation or By-Laws) by the approval of the Board of Directors, except that amendments to the By-Laws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares. The Bank By-Laws provide that, subject to the right of stockholders to adopt, amend or repeal the By-Laws, By-Laws other than a By-Law fixing or changing the authorized number of directors may be adopted, amended or repealed by the Board of Directors.

  Under the DGCL, the power to adopt, amend or repeal By-Laws is vested in the stockholders unless the Certificate of Incorporation confers the power to adopt, amend or repeal By-Laws upon the directors as well. The Holding Company's Certificate of Incorporation does not confer such powers on the Board of Directors of the Holding Company. The Holding Company's By-Laws provide that, subject to the right of stockholders to adopt, amend or repeal the By-Laws, By-Laws other than a By-Law fixing or changing the authorized number of directors may be adopted, amended or repealed by the Board of Directors.

Authorized Capital

  The authorized capital stock of the Holding Company consists of 2,000,000 shares of common stock, with $.01 par value per share, and 1,000,000 shares of preferred stock, no par value per share. The authorized capital stock of the Bank consists of 1,000,000 shares of common stock, no stated par value per share, 632,185 of which were outstanding as of March 1, 1999, and 1,000,000 shares of preferred stock, no stated par value per share, of which no shares were outstanding as of March 1, 1999 or the date of this Proxy Statement.

  Assuming the consummation of the holding company Reorganization and no dissenters to the transaction, the Holding Company will issue 632,185 shares of its common stock to existing stockholders of the Bank on the basis of one share of Holding Company common stock for each share of common stock of the Bank. The Holding Company will have a capital structure of 2,000,000 authorized shares of $.01 par value common stock of which 632,185 shares would be outstanding and 1,000,000 shares of preferred stock, no par value per share, of which no shares would be outstanding. It will not be necessary for stockholders to surrender their Bank share certificates as such certificates, until exchanged, will represent shares of the Holding Company.

  The balance of the Holding Company's authorized capital stock will be available to be issued when and as the Board of Directors of the Holding Company determines it advisable to do so. Such shares of capital stock could be issued for the purpose of raising additional capital, in connection with acquisitions of other businesses, or for other appropriate purposes. The Board of Directors of the Holding Company has the authority to issue shares of Common Stock or Preferred Stock to the extent of the number of authorized unissued shares without obtaining the approval of existing holders of Common Stock. The Board of Directors of the Holding Company also has the authority, without further action of the existing holders of Common Stock, to fix the rights, preferences, privileges and restrictions on any Preferred Stock issued, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any such series.

  The issuance of additional shares of Holding Company Common Stock or Preferred Stock could adversely affect the voting power of holders of Common Stock. The issuance of shares of Preferred Stock could adversely affect the likelihood that holders of Common Stock will receive dividend payments and payments upon liquidation. There are no present plans, understandings, arrangements or agreements to issue any additional shares of Holding Company Common Stock or Preferred Stock.

Voting Rights

  Each share of common stock of the Holding Company and the Bank entitles the holder thereof to one vote on all matters, except in the election of directors. Stockholders of the Bank have, and stockholders of the Holding Company will have, cumulative voting rights. (See "Comparative Description of Common Stock--Cumulative Voting.") A special meeting of stockholders of the Bank may be called by the Board of Directors, the Chairman, the President or stockholders of the Bank who own not less than 10% of the voting power of the Bank. Under the Holding Company's Certificate of Incorporation, special meetings of the stockholders of the Holding Company may be called only by a majority of the Board of Directors or the holders of a majority of the shares entitled to vote.

  Nominations for election to the Board of Directors, made other than by the Board of Directors, must be made in accordance with the procedures set forth in the Holding Company's By-Laws, which are the same as the procedures set forth in Article III, Section 3A of the Bank's By-Laws. In addition, directors must satisfy certain qualifications set forth in the Holding Company's By-Laws, which are essentially the same as the qualifications set forth in
Article III, Section 16 of the Bank's By-Laws. See "Anti-Takeover Measures-- Director Qualification and Nomination Procedures."

Liquidation Rights

  In the event of liquidation, holders of common stock of the Holding Company and the Bank are entitled to similar rights as to assets distributable to stockholders on a pro rata basis.

Preemptive Rights

  Holders of common stock of the Holding Company will not have the preemptive right to subscribe for or to purchase any additional securities which may be issued by the Holding Company. Pursuant to Article V of the Bank's Articles of Incorporation, holders of common stock of the Bank have preemptive rights to subscribe for or to purchase additional securities issued by the Bank for cash to persons who are not then stockholders of the Bank.

Cumulative Voting

  Each share of common stock of the Bank entitles the holder thereof to one vote on all matters except for the election of directors where stockholders are entitled to vote cumulatively if a stockholder gives notice of an intention to cumulate votes prior to the voting. The stockholders of the Holding Company will have a right to one vote per share on all matters and, as authorized by Delaware law, will not have the right to cumulate their shares in the elections of directors. A stockholder voting cumulatively may cast votes equal to the number of shares he owns times the number of Directors to be elected in favor of one nominee or allocate such votes among the nominees as he determines. However, even though the Holding Company is a Delaware corporation, pursuant to Section 2115 of the CGCL, Section 708, subdivisions
(a), (b) and (c) of the CGCL, concerning a stockholder's right to cumulate votes at any election of directors, is expected to apply to the Holding Company due to its presence in California and is expected to require the Holding Company to permit cumulative voting. However, according to subdivision
(c) of Section 2115, once the Holding Company's stock becomes designated as qualified for trading on the Nasdaq National Market System and the Holding Company has at least 800 stockholders as of the record date of its most recent annual meeting of stockholders, then
Section 2115 (and thereby Section 708) of the CGCL will no longer be applicable. The Board of Directors of the Holding Company has no plans to cause the common stock of the Holding Company to be traded on the Nasdaq National Market System. For further explanation of the applicability of CGCL
Section 2115, see "Quasi-California Corporation Status" above.

Action by Written Consent of Stockholders

  Both the Holding Company's Certificate of Incorporation and the Bank's Articles of Incorporation require that the Board of Directors first approve by resolution any action proposed to be taken by written consent of the stockholders in lieu of a meeting of the stockholders.

Special Meetings of Stockholders

  Under the Holding Company's Certificate of Incorporation special meetings of the stockholders of the Holding Company may be called only by a majority of the Board of Directors or by the holders of a majority of the shares entitled to vote. Under the Bank's By-Laws, special meetings of the stockholders may be called by the Chairman of the Board, or by the President, or by stockholders holding shares representing at least 10% of the voting power.

Indemnification

  The Holding Company's Certificate of Incorporation and By-Laws provide for indemnification of officers, directors, employees and agents to the fullest extent permitted by Delaware law. The Articles of Incorporation of the Bank provide for the elimination of liability of directors for monetary damages to the fullest extent permissible under California law and provide further for indemnification (by By-Law, agreement or otherwise) of agents to the fullest extent permissible under California law.

  Delaware law generally provides for the payment of expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred by the indemnitees provided such person acted in good faith and in a manner he or she reasonably believed not to be opposed to the best interests of the corporation and with respect to any criminal action or proceeding if he or she had no reasonable cause to believe his or her conduct was unlawful. However, in derivative suits, if the suit is lost, no indemnification is permitted in respect of any claim as to which the prospective indemnitee is adjudged to be liable for misconduct in the performance of his or her duty to the corporation and then only if, and only to the extent that, a court of competent jurisdiction determines the prospective indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Finally, no indemnification may be provided in any action or suit in which the only liability asserted against a director is pursuant to a statutory provision outlawing loans, dividends, and distribution of assets under certain circumstances.

  The provisions regarding indemnification may not be applicable under certain federal banking and securities laws and regulations.

Dividend Rights

  Dividends may be paid on common stock of the Holding Company as are declared by the Board of Directors out of funds legally available therefor. As a quasi-California corporation, the Holding Company is required to comply with California law with respect to, among other things, distributions to stockholders. Management currently expects that the Holding Company will remain as a quasi-California corporation. If at some point in the future the Holding Company ceases to be a quasi-California corporation, it would be subject to the provisions of the Delaware General Corporation Law with respect to dividends, which are technically different. However, Management believes that there would be no material effect to stockholders in such case. See "Dividends" and "Quasi-California Corporation Status."

  Dividends may be paid on common stock of the Bank as are declared by the Board of Directors out of funds legally available therefor. Dividends paid by the Bank on its common stock must be declared out of the lesser of retained earnings or the Bank's net income for its last three fiscal years (less any distributions made to stockholders during such period). In the event a bank has no retained earnings or net income for its last three fiscal years, cash dividends may be paid in an amount not exceeding the net income for such bank's last preceding fiscal year only after obtaining the prior approval of the Commissioner of the Department of Financial Institutions. The Commissioner of the Department of Financial Institutions may order the bank to refrain from making a proposed distribution if the making of the distribution by the bank would be unsafe or unsound.

Stockholder Vote for Mergers and Other Reorganizations

  Generally, the CGCL requires a stockholder vote for mergers and other reorganizations in more situations than does Delaware law. For example, the DGCL generally provides for a vote by the stockholders of each constituent corporation to a merger and by stockholders of a corporation selling all or substantially all of its assets, whereas, in addition to the foregoing, California provides for a stockholder vote (a) of an acquiring corporation in either a share-for-share exchange or a sale-of-assets reorganization, and (b) of a parent corporation (even though it is not a "constituent corporation") whose equity securities are being issued in connection with a corporate reorganization. With certain exceptions, the CGCL also requires a class vote when a stockholder vote is required in connection with these transactions. In contrast, the DGCL generally does not require class voting, except where the transaction involves an amendment to the Certificate of Incorporation that adversely affects a class of shares.

  The DGCL does not require a stockholder vote of the surviving constituent corporation in a merger if (a) the merger agreement does not amend the existing Certificate of Incorporation, (b) each outstanding share of the surviving corporation before the merger is unchanged after the merger, and (c) the merger involves the issuance of no more than 20% of the shares of the surviving corporation outstanding immediately prior to such issuance. California law contains a similar exception to its voting requirements for reorganizations where stockholder control is not diluted by more than one-sixth as a result of the reorganization.

Inspection of Stockholder Lists

  The CGCL provides a right of inspection of a corporation's stockholder list to any stockholder holding five percent (5%) or more of a corporation's voting shares or any stockholder holding one percent (1%) or more of a corporation's shares who has filed a Schedule 14A with the Commission (Schedule 14A is filed in connection with certain proxy contests relating to the election of directors). In addition, the CGCL provides a right of inspection of stockholder lists by any stockholder for a purpose reasonably related to such holder's interest as a stockholder. The DGCL does not provide any similar absolute right of inspection, but does permit any stockholder of record to inspect the stockholder list for any purpose reasonably related to such person's interest as a stockholder and, for a ten-day period preceding a stockholders' meeting, for any purpose germane to the meeting.

State Anti-Takeover Statute

  Under the CGCL, if a party that makes a tender offer or proposes to acquire a corporation by a reorganization or certain sales of assets is controlled by such corporation or an officer or director of such corporation, or if a director or executive officer of such corporation has a material financial interest in such party (each an "Interested Party Proposal"), (i) an affirmative opinion in writing as to the fairness of the consideration to the stockholders of such corporation must be delivered to stockholders of such corporation and (ii) such stockholders must be (a) informed of certain later tender offers or written proposals for a reorganization or sale of assets made by other persons and (b) afforded a reasonable opportunity to withdraw any vote, consent or proxy previously given or shares previously tendered in connection with the Interested Party Proposal.

  Section 203 of the DGCL would prevent an "Interested Stockholder" (defined as a person beneficially owning 15% or more of a corporation's voting stock) from engaging in a "Business Combination" (defined generally to include mergers, sales and leases of assets, issuances of securities and similar transactions) with a corporation for three years following the date such person became an Interested Stockholder unless certain criteria are met. Section 203(b) allows a corporation to "opt out" of Section 203 in its certificate of incorporation, which the Holding Company has done because of the "Anti-Takeover and Fair Price" provisions which are contained in the Certificate of Incorporation and are substantially similar to Article VIII of the Bank's Articles of Incorporation.

Anti-takeover Provisions

  A vote of the holders of at least a majority of the outstanding shares of common stock of the Bank is required to effectuate a voluntary liquidation of the Bank, reorganization of the Bank, merger or reorganization of the Bank with another bank, or the increase or decrease of the Bank's authorized or outstanding capital stock, except as provided in Article VIII of the Bank's Articles of Incorporation. Similarly, a majority vote of the outstanding stock is required for such transactions of the Holding Company, unless a higher or lower voting requirement is established in the Holding Company's Certificate of Incorporation.

  Pursuant to the Articles of Incorporation of the Bank, a majority vote of the issued and outstanding shares is sufficient to amend the Articles of the Incorporation of the Bank, other than Article VIII. In accordance with Article VIII of the Articles of Incorporation of the Bank a "Business Combination" (which includes any merger, consolidation, sale, lease or other disposition of greater than 10% of the assets of the Bank; issuance or sale of any securities of the Bank; and adoption of a plan of liquidation) requires the approval of 66 2/3% of the outstanding shares of common stock held by the Disinterested Stockholders and the satisfaction of certain other conditions, including a "Fair Price," unless such Business Combination has been approved by 66 2/3% of the "Disinterested Directors." In addition, an amendment of Article VIII of the Bank's Articles of Incorporation must be approved by the affirmative vote of 66 2/3% of the outstanding shares of common stock, and if there is an Interested Stockholder, by a majority of the Disinterested Stockholders.

  Article XIV of the Holding Company's Certificate of Incorporation contains essentially the same provisions as Article VIII of the Bank's Articles of Incorporation and is therefore subject to the same restrictions except that the stockholder vote requirement is only 66 2/3% of the outstanding shares (including any shares held by an "Interested Stockholder"). Because the executive officers and directors of the Holding Company will own approximately 12.52% of the shares of the Holding Company (assuming consummation of the proposed Reorganization and assuming there are no dissenting stockholders to the transaction), a Business Combination with an Interested Stockholder may be difficult to approve without the consent of the Disinterested Directors and Management.

  In addition, the Holding Company's Certificate of Incorporation requires the Board of Directors, when evaluating a merger proposal, to consider the social and economic effects of the transaction on employees, stockholders, customers and suppliers in the communities in which the Bank operates, in addition to monetary factors. This provision is substantially similar to an article added by amendment to the Bank's Articles of Incorporation pursuant to the stockholder approval of such amendment at the annual meeting of the Bank's stockholders in 1998.

                                    REPORTS

  The Bank currently files periodic reports with the Board of Governors of the Federal Reserve System pursuant to the Securities Exchange Act of 1934, as amended, as a "reporting company." Subsequent to the consummation of the transaction, the Holding Company as "successor" to the Bank will file similar reports with the SEC. The Holding Company will deliver to the stockholders of the Holding Company an annual report containing audited financial information as required under the Exchange Act. While the Holding Company will file quarterly reports with the SEC, copies of which may be obtained from the SEC, the Holding Company is not obligated and does not currently intend to provide copies of such quarterly reports to stockholders.

                                 LEGAL OPINION

  Legal matters in connection with the issuance of common stock of the Holding Company in the Reorganization will be passed upon by counsel, Pillsbury Madison & Sutro LLP, San Francisco, California.

                                  PROPOSAL 4

                   RENEWAL OF SUPERMAJORITY VOTE PROVISIONS
               IN ARTICLE VIII OF THE ARTICLES OF INCORPORATION

Background

  At the Annual Meeting of Stockholders of the Bank held on April 17, 1989, 83.3% of the outstanding shares were voted to approve an amendment and restatement of the Bank's Articles of Incorporation. Subsequently, on May 30, 1989, with the approval of the Superintendent of Banks endorsed thereon, the California Secretary of State filed the Certificate of Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation were effective as of May 30, 1989.

  Among the provisions adopted by the stockholders were provisions to Article VIII of the Articles of Incorporation requiring a "supermajority" vote of 66 2/3% to approve specified business combinations. Effective January 1, 1989,
Section 710 of the CGCL was amended to provide that such supermajority vote requirements need to be reaffirmed or "renewed" by the stockholders every two years or will cease to be effective.

  The Board of Directors recommends that Article VIII of the Articles of Incorporation be renewed. Article VIII added a "Supermajority Voting and Fair Price" provision, both to encourage potential acquirers to negotiate with the Bank and to protect stockholders from being unfairly treated in mergers or other business combinations with persons who own a substantial amount of the Bank's stock. The Supermajority Voting and Fair Price provision applies to mergers and certain other types of business combinations with persons holding 20% or more of the voting stock of the Bank (an "Interested Stockholder"). In general, the Supermajority Voting and Fair Price provision requires, in a merger or certain other business combinations, first that 66 2/3% of the stockholders who are independent of the Interested Stockholder approve the business combination, second that all stockholders who are independent of the Interested Stockholder receive at least a specified amount for his or her shares acquired during the preceding two years and third that certain other requirements are met. The specifics of these requirements are more fully discussed on the following pages.

  This Supermajority Voting and Fair Price provision will not apply to an otherwise covered business combination in certain circumstances. First, if the business combination is approved by 66 2/3% of the "Disinterested Directors" the Supermajority Voting and Fair Price rules do not apply. For purposes of the Supermajority Voting and Fair Price provision, a Disinterested Director is defined as a member of the Board of Directors who is not affiliated with the Interested Stockholder, and who was a member of the Board of Directors prior to the time the Interested Stockholder became an Interested Stockholder. Second, the same is true if the Bank has received a notice of termination of insurance from the Federal Deposit Insurance Corporation or an order to correct a capital impairment from the Commissioner of the California Department of Financial Institutions, possession of the Bank has been taken by the Commissioner, a conservator has been appointed for the Bank or, a similar proceeding has been commenced following a substantial deterioration in the Bank's condition. Where the Supermajority Voting and Fair Price provisions do not apply, a simple majority of the outstanding shares is required to approve the business combination.

General Description

  Where the Supermajority Voting and Fair Price rules apply, the requirements in addition to the 66 2/3% approval of shares held by other than the Interested Stockholder include: (a) the consideration to be received in the business combination is in cash or in the same form as the Interested Stockholder has paid for the largest number of shares acquired by such Interested Stockholder; (b) the per share consideration to be received by holders of outstanding stock in the business combination (other than the Interested Stockholder) is at least equal to the highest of (i) the highest per share price paid by such Interested Stockholder in acquiring the Bank's stock of the same class in the two years prior to the announcement of the business combination, or in the transaction in which it became an Interested Stockholder, if within two years of the date of first public announcement of the proposal, (ii) the fair market value per share on the announcement date or on the date on which the Interested Stockholder became an Interested Stockholder if within two years of the first public announcement of the proposal, or (iii) as to shares other than common stock, the highest preference per share to which the holder of such shares is entitled upon a liquidation of the Bank; and (c) after becoming an Interested Stockholder and prior to the consummation of such business combination (i) such Interested Stockholder, must not have become the beneficial owner of any additional shares of the voting stock of the Bank, except as part of the transaction which results in such stockholder becoming an Interested Stockholder, within the two year period prior to consummation of the business combination, (ii) such Interested Stockholder must not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Bank, and (iii) except as approved by a 66 2/3% majority of the Directors who are Disinterested Directors, there shall have been (A) no failure to declare and pay at the regular date therefore any full dividends on any preferred stock or (B) no reduction in the annual rate of dividends paid on Common Stock, and there shall have been (C) an increase in the annual rate of dividends necessary to reflect certain reclassification and recapitalization.

  The Bank's Articles of Incorporation provide that the Supermajority Voting and Fair Price provisions cannot be amended or repealed unless such a change is approved by not less than 66 2/3% of the total voting power of the outstanding shares of the Bank, and if there is an Interested Stockholder, the approval by not less than the majority of the outstanding shares excluding shares held by the Interested Stockholder.

"Supermajority Voting and Fair Price" Provision--Reason for Initial Amendment and Renewal

  In recent years there have been a number of instances where a tender offeror has made a two-tiered acquisition, involving a tender offer for cash at a high price for a part of a target bank's shares, followed by a merger in which securities are issued for the remainder of the target bank's shares. The securities issued in the second step have sometimes had a value substantially below the cash paid in the initial tender offer. Tender offers have sometimes been structured as two-tiered transactions with an expressly lower value at the second step for the purpose of pressuring stockholders to tender their shares in the initial tender offer. This structure takes advantage of stockholders' fear that they will suffer a disadvantage if the tender offer is successful and they are only able to participate in the lower-valued second tier transaction. This is unfair to the stockholders both in terms of forcing them to make hasty decisions and in terms of the basic unfairness of treating similarly situated stockholders differently. Tender offers have also been made for a part of the outstanding stock of a bank, followed at some later time by a merger offer where substantial changes in bank philosophy, dividend policy and other actions have occurred in the intervening period which have diminished the market value for the shares in the hands of the public.

  The Supermajority Voting and Fair Price provision will protect the Bank's stockholders in the context of a two-tiered transaction where a tender offer for a portion of the stock is followed by a second transaction by requiring independent stockholder approval and by requiring that the value given in the second transaction is at least equal to that given in the first transaction.

  Because of the Supermajority Voting and Fair Price provision, stockholders cannot be coerced into accepting the first part of a two-step transaction by the fear of being treated unfairly in the second part of the transaction.

  The Supermajority Voting and Fair Price provision is not, however, designed to otherwise prevent or discourage tender offers or other proposals for business combinations. The Supermajority Voting and Fair Price provision will not prevent a merger or similar transaction following a tender offer in which all stockholders receive substantially the same price for their shares and which 66 2/3% of the stockholders have approved or which 66 2/3% of the Disinterested Directors have approved and which a majority of the stockholders approve. Except for the restrictions on the specified business combinations, the Supermajority Voting and Fair Price provision will not prevent a holder of a controlling interest from exercising control over the Bank or prevent such a holder from increasing his or her share ownership. The existence of the Supermajority Voting and Fair Price provision may, however, tend to encourage persons seeking control of the Bank to negotiate terms of a proposed merger or similar transactions with the Bank's Board of Directors.

  The Board of Directors recognizes that not all two-tiered tender offers or other two-step transactions are intended to pressure stockholders into hasty decisions or to discriminate among stockholders. However, taking all factors into consideration, the Board believes that it is appropriate to take action to reduce the possibility to two-tiered transactions which are unfair.

Important Considerations

  While the Board believes the Supermajority Voting and Fair Price provision is in the best interest of the Bank's stockholders, there are several possible negative considerations which stockholders should note. The effect of the Supermajority Voting and Fair Price provision may be to deter a future takeover attempt which the Board has not approved, but which a majority of the stockholders may deem to be in their best interests or in which stockholders may receive a premium for their shares over the then market value. The adoption of the Supermajority Voting and Fair Price provision also may make it more difficult to obtain stockholder approval of transactions covered by the provision, such as mergers or other corporate combinations with persons who are Interested Stockholders, even if approved by the Directors and favored by a majority of the stockholders.

  For example, a transaction which does not meet the minimum price requirement but which is favored by the Board and a majority of stockholders could still fail to be approved if there are no Directors who are "Disinterested Directors" and if the requirement for approval by 66 2/3% of the total voting power was not met. Currently all of the Directors of the Bank are "Disinterested Directors". It is conceivable that the Directors could waive the Supermajority Voting and Fair Price provisions where the Directors could benefit disproportionately compared to the majority of other stockholders. For example a Disinterested Director, including those that are also employees of the Bank, could benefit by means of employment contracts in the event of a business combination. The Supermajority Voting and Fair Price provision can be amended only by the affirmative vote of the holders of 66 2/3% of the Bank's outstanding stock, and if there is an Interested Stockholder, the affirmative vote of the holders of a majority of the shares not held by the Interested Stockholder. Thus, the Bank may be unable to eliminate the provision even though the elimination is approved by a majority of the Directors and stockholders.

  In the absence of a Supermajority Voting and Fair Price provision, under California law the vote of a majority of the voting power of the outstanding stock of the Bank would be sufficient to approve the transactions otherwise covered by the Supermajority Voting and Fair Price provision, such as a merger, consolidation or sale of substantially all of the Bank's assets.

Required Approval; Recommendation of Management

  Pursuant to Section 710 of the CGCL, the renewal of the supermajority vote provisions of Article VIII of the Articles of Incorporation requires an affirmative vote of 66 2/3% of the outstanding shares.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO RENEW THE SUPERMAJORITY VOTE PROVISIONS OF ARTICLE VIII OF THE BANK'S ARTICLES OF INCORPORATION.

Effect of Reorganization on Implementation of Proposal 4

  In the event that the Reorganization is approved by the vote of the holders of a majority of the Bank's outstanding shares, then the renewal of the supermajority vote provisions of Article VIII of the Bank's Articles of Incorporation will not be effected because of the supermajority vote provisions of Article XIV of the Holding Company's Certificate of Incorporation. However, because there can be no assurance that the Reorganization will be approved, the Board of Directors recommends a vote FOR this proposal so that the supermajority vote provisions of Article VIII of the Bank's Articles of Incorporation will remain in effect.

                             STOCKHOLDER PROPOSALS

  Under the present rules of the Regulatory Authorities, the deadline for Stockholders to submit proposals to the Bank to be considered for inclusion in the Proxy Statement/Offering Circular for the 2000 Annual Meeting of Stockholders is November 13, 1999.

                                 OTHER MATTERS

  The management of the Bank is not aware of any other matters to be presented for consideration at the Meeting or any adjournments or postponements thereof. If any other matters should properly come before the Meeting, it is intended that the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best business judgment, pursuant to the discretionary authority granted therein.

  For a matter to be properly brought before the Annual Meeting by a stockholder, Section 5A of the Bank's By-Laws provides that the stockholder must deliver or mail a written notice to the Secretary of the Bank which must be received not less than 70 days nor more than 90 days prior to the first anniversary date of the preceding year's annual meeting. Section 5A also provides that the notice must set forth as to each matter that the stockholder proposes to bring before the Annual Meeting a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual meeting, the name and record address of the stockholder proposing such business, the number of shares that are owned by the stockholder, any material interest of the stockholder in such business and whether the stockholder intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal and, if part of a group, the names and addresses of such group members. If the facts warrant, the Chairman of the Annual Meeting shall determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the procedure set forth in Section 5A, and such business shall not be transacted.

  Upon the written request of any Stockholder, the Management will provide without charge, a copy of the Bank's Annual Report on Form 10-K. All requests should be addressed to Mr. John R. Olson, Executive Vice President, Secretary and Treasurer, Farmers & Merchants Bank of Central California, P.O. Box 3000, Lodi, California 95241-1902.

                                          By Order of the Board of Directors

                                          /s/ John R. Olson
                                          John R. Olson
                                          Executive Vice President
                                          Secretary and Treasurer

                                    ANNEX I

                     AGREEMENT AND PLAN OF REORGANIZATION

  This Agreement and Plan of Reorganization (the "Reorganization Agreement") is entered into as of the 10th day of March, 1999, by and among Farmers & Merchants Bank of Central California (the "Bank"), F&M Merger Co. ("Merger Co."), and Farmers & Merchants Bancorp (the "Holding Company").

                           RECITALS AND UNDERTAKINGS

  A. The Bank is a California state-chartered bank with its principal office in the City of Lodi, State of California. Merger Co. is a corporation duly organized and existing under the laws of the State of California. The Holding Company is a corporation duly organized and existing under the laws of the State of Delaware with its principal offices in the City of Lodi, State of California.

  B. As of the date hereof, the Bank has 1,000,000 shares of common stock no stated par value authorized, 1,000,000 shares of preferred stock no stated par value authorized, 632,185 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

  C. As of the date hereof, Merger Co. has 100 shares of common stock $.01 par value authorized. Immediately prior to the Effective Time (as such term is defined below), 100 shares of such common stock will be issued and outstanding, all of which shares will be owned by the Holding Company.

  D. As of the date hereof, the Holding Company has 2,000,000 shares of common stock $.01 par value authorized and 1,000,000 shares of preferred stock no par value authorized. Immediately prior to the Effective Time, no shares of the Holding Company's common stock will be issued and outstanding.

  E. The Boards of Directors of the Bank, the Holding Company and Merger Co., respectively, have unanimously approved this Reorganization Agreement and authorized its execution.

  F. The Holding Company, as sole stockholder of Merger Co., has approved this Reorganization Agreement and authorized its execution.

                                   AGREEMENT

Section 1. General

  1.1 The Merger. On the Effective Time, Merger Co. shall be merged with and into the Bank, with the Bank being the surviving corporation. The Bank shall thereafter be a subsidiary of the Holding Company, and its name shall continue to be "Farmers & Merchants Bank of Central California."

  1.2 Effective Time. The merger described herein shall become effective at the close of business on the day upon which an executed counterpart of this Reorganization Agreement shall have been filed with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law and with the Secretary of State of the State of Delaware in accordance with Section 252 of the Delaware General Corporation Law (the "Effective Time").

  1.3 Articles of Incorporation and By-Laws. At the Effective Time, the Articles of Incorporation of the Bank, as in effect immediately prior to the Effective Time, shall remain the Articles of Incorporation of the Bank until amended; the By-Laws of the Bank, as in effect immediately prior to the Effective Time, shall remain the By-Laws of the Bank until amended; the certificate of authority of the Bank issued by the Commissioner of the Department of Financial Institutions of the State of California shall remain the certificate of authority of the Bank, and the Bank's deposit insurance coverage by the Federal Deposit Insurance Corporation shall remain the deposit insurance of the Bank.

  1.4 Directors and Officers. At the Effective Time, the directors and officers of the Bank immediately prior to the Effective Time shall remain the directors and officers of the Bank. The directors of the Bank shall serve until the next annual meeting of stockholders of the Bank or until such time as their successors are elected and have been qualified.

  1.5 Effect of the Merger.

  (a) Assets and Rights. At the Effective Time and thereafter, all rights, privileges, franchises and property of Merger Co. and all debts and liabilities due or to become due to Merger Co. including choses in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion vested in the Bank without further act or deed; and the Bank shall have and hold the same in its own right as fully as the same was possessed and held by Merger Co.

  (b) Liabilities. At the Effective Time and thereafter, all debts, liabilities and obligations due or to become due of, and all claims and demands for any cause existing against, Merger Co. shall be and become the debts, liabilities or obligations of, or the claims or demands against, the Bank in the same manner as if the Bank had itself incurred or become liable for them.

  (c) Creditors' Rights and Liens. At the Effective Time and thereafter, all rights or creditors of Merger Co. and all liens upon the property of Merger Co. shall be preserved unimpaired, and shall be limited to the property affected by such liens immediately prior to the Effective Time.

  (d) Pending Actions. At the Effective Time and thereafter, any action or proceeding pending by or against Merger Co. shall not be deemed to have abated or been discontinued, but may be pursued to judgment with full right to appeal or review. Any such action or proceeding may be pursued as if the merger described herein had not occurred, or with the Bank substituted in place of Merger Co. as the case may be.

  1.6 Further Assurances. Merger Co. agrees that at any time, or from time to time, as and when requested by the Bank, or by its successors or assigns, it will execute and deliver, or cause to be executed and delivered, in its name by its last acting officers, or by the corresponding officers of the Bank, all such conveyances, assignments, transfers, deeds and other instruments, and will take or cause to be taken such further or other action as the Bank, or its successors or assigns, may deem necessary or desirable in order to carry out the vesting, perfecting, confirming, assignment, devolution or other transfer of the interests, property, privileges, powers, immunities, franchises and other rights transferred to the Bank in this Section 1, or otherwise to carry out the intent and purposes of this Reorganization Agreement.

Section 2. Stock

  2.1 Stock of Merger Co. At the Effective Time, each share of common stock of Merger Co. issued and outstanding immediately prior to the Effective date shall, by virtue of the merger described herein, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of the Bank.

  2.2 Stock of the Bank. At the Effective Time, each share of common stock of the Bank issued and outstanding immediately prior to the Effective Time shall, by virtue of the merger described herein, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of the Holding Company, in accordance with the provisions of Paragraph 2.3 hereto.

  2.3 Exchange of Stock by the Bank Stockholders. At the Effective Time or as soon as practical thereafter, the following actions shall be taken to effectuate the exchange and conversion specified in Paragraph 2.3 hereof:

  (a) The stockholders of the Bank of record immediately prior to the Effective Time shall be allocated and entitled to receive for each share of common stock of the Bank then held by them respectively one share of common stock of the Holding Company.

  (b) Subject to the provisions of Paragraph 2.3(c) hereof, the Holding Company shall issue to the stockholders of the Bank the shares of common stock of the Holding Company which said stockholders are entitled to receive.

  (c) Thereafter, outstanding certificates representing shares of common stock of the Bank (except certificates issued to the Holding Company in connection with the merger described herein) shall represent shares of the common stock of the Holding Company, and such certificates may, but need not, be exchanged by the holders thereof for new certificates for the appropriate number of shares of the Holding Company.

Section 3. Approvals

  3.1 Stockholder Approval. This Reorganization Agreement shall be submitted to the stockholders of the Bank for ratification and confirmation to the extent required by, and in accordance with, applicable provisions of law.

  3.2 Regulatory Approvals. Each of the parties hereto shall proceed expeditiously and cooperate fully in procuring all other consents and approvals, and in satisfying all other requirements, prescribed by law or otherwise, necessary or desirable for the merger described herein to be consummated, including without limitation the consents and approvals referred to in Paragraph 4.1(b), 4.1(e) and 4.1(f) hereof.

Section 4. Conditions Precedent, Termination and Payment of Expenses.

  4.1 Conditions Precedent to the Merger. Consummation of the merger described herein is conditioned upon the following:

  (a) Ratification and confirmation of this Reorganization Agreement by the stockholders of the Bank in accordance with applicable provisions of law;

  (b) Procuring all other consents and approvals and satisfying all other requirements, prescribed by law or otherwise, which are necessary for the merger described herein to be consummated, including without limitation: (i) approval from the Federal Deposit Insurance Corporation, the Commissioner of the Department of Financial Institutions of the State of California, and the Board of Governors of the Federal Reserve System; and (ii) approval of the California Commissioner of Corporations under the California Corporate Securities Law of 1968, and securities administrators of other applicable jurisdictions, with respect to the securities of the Holding Company issuable upon consummation of the merger;

  (c) Receipt and continued effectiveness at the Effective Time (unless waived by each of the parties hereto) of an opinion of counsel and/or accountants with respect to the tax consequences to the parties and their stockholders of the merger described herein;

  (d) Not more than 10% of the Bank's outstanding shares will constitute Dissenting Shares, as defined in Section 1300 of the California General Corporation Law (unless such condition is waived by each of the parties);

  (e) Procuring all consents or approvals, governmental or otherwise, which in the opinion of counsel for the Bank are or may be necessary to permit or to enable the Bank to conduct, upon and after the merger described herein, all or any part of the businesses and other activities that the Bank engages in immediately prior to such merger, in the same manner and to the same extent that the Bank engaged in such businesses and other activities immediately prior to such merger; and

  (f) Performance by each of the parties hereto of all obligations under this Reorganization Agreement which are to be performed prior to the consummation of the merger described herein.

  4.2 Termination of the Merger. In the event that any condition specified in Paragraph 4.1 hereof cannot be fulfilled, or prior to the Effective Time the Board of Directors of any of the parties hereto reaches any of the following determinations:

  (a) The number of shares of common stock of the Bank voting against the merger described herein makes consummation of such merger inadvisable; or

  (b) Any action, suit, proceeding or claim relating to the merger described herein, whether initiated or threatened, makes consummation of such merger inadvisable; or

  (c) Consummation of the merger described herein is inadvisable for any other reason;

then this Reorganization Agreement shall terminate. Upon termination, this Reorganization Agreement shall be void and of no further effect, and there shall be no liability by reason of this Reorganization Agreement or the termination hereof on the part of any of the parties hereto or their respective directors, officers, employees, agents or stockholders.

  4.3 Expenses of the Merger. All expenses incurred by the Bank, Merger Co. and the Holding Company in connection with the merger described herein, including without limitation filing fees, printing costs, mailing costs, accountant's fees and legal fees, shall be borne by the Bank.

  IN WITNESS WHEREOF, the parties hereto have caused this Reorganization Agreement to be executed by their duly authorized officers as of the day and year first above written.

The Bank:                                 Farmers & Merchants Bank of Central
                                           California

                                                    /s/ Ole R. Mettler
                                          By __________________________________
                                            Name Ole R. Mettler
                                            Its   Chairman of the Board

                                                   /s/ Kent A. Steinwert
                                          By __________________________________
                                            Name Kent A. Steinwert
                                            Its   President and Chief
                                                  Executive Officer

Merger Subsidiary:                        F&M Merger Co.

                                                    /s/ Ole R. Mettler
                                          By __________________________________
                                            Name Ole R. Mettler
                                            Its   Director

                                                   /s/ Kent A. Steinwert
                                          By __________________________________
                                            Name Kent A. Steinwert
                                            Its   President

Holding Company:                          Farmers & Merchants Bancorp

                                                    /s/ Ole R. Mettler
                                          By __________________________________
                                            Name Ole R. Mettler
                                            Its   Chairman of the Board

                                                   /s/ Kent A. Steinwert
                                          By __________________________________
                                            Name Kent A. Steinwert
                                            Its   President and Chief
                                                  Executive Officer

                                   ANNEX II

                      CALIFORNIA GENERAL CORPORATION LAW
                                  CHAPTER 13
                              DISSENTERS' RIGHTS

(S) 1300.REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

  (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

(S) 1301.NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS

  (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause [(A)] or [(B)] of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

(S) 1302.SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

(S) 1303.PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT

  (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(S) 1304.ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; REORGANIZATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

  (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(S) 1305.REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

  (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasona- ble, the court may confirm it.

  (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

(S) 1306.PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

  To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(S) 1307.DIVIDENDS ON DISSENTING SHARES

  Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(S) 1308.RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

  Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(S) 1309.TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

  Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision
  (i) of Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

(S) 1310.SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL

  If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

(S) 1311.EXEMPT SHARES

  This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

(S) 1312.RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

  (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

  (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                   ANNEX III

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          FARMERS & MERCHANTS BANCORP

  Farmers & Merchants Bancorp, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

  FIRST. The name of the corporation is Farmers & Merchants Bancorp.

  SECOND. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was February 22, 1999.

  THIRD. That said corporation has not received any payment for any of its stock.

  FOURTH. The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                   ARTICLE 1

  The name of the corporation is Farmers & Merchants Bancorp (the
"Corporation").

                                   ARTICLE 2

  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Corporation.

                                   ARTICLE 3

  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE 4

  The Corporation is to have perpetual existence.

                                   ARTICLE 5

  The name and mailing address of the incorporator is:

                                Ole R. Mettler
                             121 West Pine Street
                                Lodi, CA 95240

                                   ARTICLE 6

  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is three million (3,000,000). This Corporation is authorized to issue two classes of shares to be designated

                                     III-1
respectively Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of Common Stock this Corporation shall have authority to issue is two million (2,000,000). The total number of shares of Preferred Stock this Corporation shall have authority to issue is one million (1,000,000). The Common Stock shall have a par value of $0.01 per share and the Preferred Stock shall have no stated par value.

  The designations, preferences, qualifications, privileges, limitations and restrictions of the classes of stock of the Corporation and the express grant of authority to the Board of Directors to fix by resolution the designations, preferences, qualifications, privileges, limitations, and restrictions relating to the classes of stock of the Corporation which are not fixed by this Amended and Restated Certificate of Incorporation, are as follows:

  Section 6.1 Common Stock.

  (a) Voting. Except as provided in this Amended and Restated Certificate of Incorporation, and subject to the rights of holders of any series of Preferred Stock then outstanding or any other securities of the Corporation, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holders.

  (b) Dividends. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when as declared by the Board of Directors of the Corporation.

  (c) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any event, the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

  Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation.

  Section 6.2 Preferred Stock.

  The Board of Directors is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of Preferred Stock in one or more series and to fix and state the powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, including, but not limited to determination of any of the following:

  (a) the distinctive serial designation, the number of shares constituting such series and the stated value thereof if different from the par value thereof;

  (b) the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

  (c) the voting powers, full or limited, if any, of the shares of such series;

  (d) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

                                     III-2

  (e) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

  (f) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

  (h) the subscription or purchase price and form of consideration for which the shares of such series shall be issued;

  (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of Preferred Stock;

  (j) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

  (k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

  Each share of each series of Preferred Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

                                   ARTICLE 7

  The holders of Preferred Stock shall not be held individually responsible as such holders for any debts, contracts or engagements of the Corporation, and the Preferred Stock shall not be liable for assessment to restore impairments in the capital of the Corporation.

                                   ARTICLE 8

  No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the Board of Directors of the Corporation to such persons, firms, corporations, or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                     III-3

                                   ARTICLE 9

  The Corporation may from time to time, pursuant to authorization by the Board of Directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the Board of Directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law or regulation.

                                  ARTICLE 10

  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the holders of at least a majority of the then outstanding shares of capital stock of the Corporation entitled to vote thereat. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by the By-laws and by law.

                                  ARTICLE 11

  Any action required to be taken at any annual or special meeting of stockholders of this Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that the Board of Directors of this Corporation, by resolution, shall have previously approved any such action.

                                  ARTICLE 12

  Except as required by applicable law, there shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

                                  ARTICLE 13

  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

                                  ARTICLE 14

  Section 14.1 In addition to any affirmative vote required by law or this Amended and Restated Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article XIV, any "Business Combination" (as hereinafter defined), which shall be consummated at a time when there shall exist an "Interested Stockholder" (as hereinafter defined), shall require the affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of capital stock of this Corporation entitled to vote, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or otherwise.


                                     III-4

  In addition to the higher vote requirement, except as otherwise expressly provided in Section 2 of this Article XIV, prior to effecting any such Business Combination all of the following conditions shall have been met:

  a. The aggregate amount of the cash and the "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of the Common Stock in such Business Combination shall be at least equal to the higher of the following:

    i. (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of the Common Stock acquired by it
  (a) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Stockholder, if within two years of the Announcement Date, whichever is higher; and

    ii. the Fair Market Value per share of the Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder the ("Determination Date"), if within two years of the Announcement Date, whichever is higher.

  b. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding stock of this Corporation shall be at least equal to the highest of the following:

    i. (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of stock acquired by it
  (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Stockholder, if within two years of the Announcement Date, whichever is higher;

    ii. (if applicable) the highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

    iii. the Fair Market Value per share of such class of stock on the Announcement Date or on the Determination Date, if within two years of the Announcement Date, whichever is higher.

  c. The consideration to be received by holders of a particular class of outstanding stock of this Corporation (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of stock. If the Interested Stockholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it. The price determined in accordance with subparagraphs A and B of this Section 1 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

  d. After such stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination and except to the extent that the Corporation may be prohibited by law from making a distribution to stockholders: (1) except as approved by 66-2/3% of the "Disinterested Directors" (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) on the outstanding Preferred Stock of this Corporation; (2) there shall have been (a) no reduction in the annual rate of dividends paid on the Common Stock of this Corporation (except an necessary to reflect any subdivision of the Common Stock), except as approved by 66-2/3% of the Disinterested Directors, and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number or outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by 66-2/3% of the Disinterested Directors; and (3) such Interested Stockholder shall have not become the beneficial owner of any additional shares of stock of this Corporation except as part of the transaction which results in such stockholder becoming an Interested Stockholder within the two year period prior to such consummation.

                                     III-5

  e. After such stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this Corporation or any "Subsidiary" (as hereinafter defined), whether in anticipation of or in connection with such Business Combination or otherwise.

  f. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all holders of the stock of this Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

  Section 14.2 The provisions of Section 1 of this Article XIV shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Amended and Restated Certificate of Incorporation, if the Business Combination shall have been approved by 66 2/3% of the Disinterested Directors; or, if either

  a. there is pending any proceeding or other action by the Federal Deposit Insurance Corporation pursuant to (S) 1818(a) or (S) 1823(c) of Title 12 of the United States Code in connection with any of the banking subsidiaries of the Corporation; or

  b. there is outstanding any order of the Commissioner of Financial Institutions of the State of California pursuant to California Financial Code
(S) 662, (S)(S) 3100-3132 or (S)(S) 3180-3187 against any banking subsidiary of the Corporation or any other provision of similar purpose as hereinafter adopted and as the same may be amended at a future time.

  Section 14.3 For the purposes of this Article XIV the following definitions apply:

  a. A "person" means any individual, firm, corporation or other entity.

  b. "Interested Stockholder" means any person (other than this Corporation or any Subsidiary) who or which:

    i. is the beneficial owner, directly or indirectly, of more than 20% of the issued and outstanding stock of this Corporation; or

    ii. is an "Affiliate" of this Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the issued and outstanding stock of this Corporation; or

    iii. is an assignee of or has otherwise succeeded to any shares of stock of this Corporation which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

  c. A person shall be a "beneficial owner" of stock of this Corporation:

    i. which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

    ii. which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

    iii. which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of stock of this Corporation.

                                     III-6

  d. "Business Combination" shall include:

    i. any merger or consolidation of the Corporation or any Subsidiary with
  (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or

    ii. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of ten percent (10%) or more of the total value of the assets of the Corporation reflected in the most recent balance sheet of the Corporation; or

    iii. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of 20% of stockholders' equity or more; or

    iv. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; except that this provision shall not limit the right of the stockholders to elect voluntarily to wind up or dissolve the Corporation by the vote of stockholders holding shares of stock representing more than fifty percent (50%) of the stock then entitled to vote in the election of directors; or

    v. any reclassification of the Corporation's securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate beneficial ownership of any Interested Stockholder or any Affiliate of any Interested Stockholder in the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary.

  e. "Affiliate," and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 15, 1999.

  f. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

  g. "Fair Market Value" means as to the stock of this Corporation the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

  h. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this Corporation; provided, however, that for purposes of the definition of Interested Stockholder, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned directly or indirectly by this Corporation.

  In the event of any Business Combination in which this Corporation survives, the phrase "other consideration to be received" as used in Section 1 of this
Article XIV shall include the shares of stock of this Corporation retained by the holders of such shares.

  Section 14.4 A majority of the directors shall have the power and duty to determine for the purposes of this Article XIV, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of stock of this Corporation beneficially owned by any person,

                                     III-7

(C) whether a person is an Affiliate or Associate of another, or (D) whether the assets which are the subject of any Business Combination constitute substantially all assets of this Corporation. A majority of the directors shall have the further power to interpret all of the terms and provisions of this Article XIV.

  Section 14.5 Nothing contained in this Article XIV shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

  Section 14.6 Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the By-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-laws) the affirmative vote of the holders of 66 2/3% or more of the outstanding stock of this Corporation shall be required to amend, repeal or adopt any provisions inconsistent with this Article XIV.

                                  ARTICLE 15

  The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any Equity Security (as defined hereinafter) of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase, lease, or otherwise acquire all or substantially all of the property of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders consider all of the following factors and any other factors it deems relevant: (i) the social and economic effects on the employees, stockholders, customers, suppliers, and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation or its subsidiaries operate or are located, including, without limitation, the availability of credit and other banking services to the communities served by the Corporation; (ii) whether the proposed transaction might violate federal or state laws; and (iii) not only the consideration being offered in the proposed transaction in relation to the then current market price for or book value of the outstanding capital stock of the Corporation, but also to the market price for or book value of the capital stock of the Corporation over a period of years and the Corporation's future value as an independent entity. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on February 15, 1999.

                                  ARTICLE 16

  Directors of the Corporation shall have no liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XVI shall not eliminate liability of a director for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Amended and Restated Certificate of Incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                     III-8

                                  ARTICLE 17

  In accordance with Section 203(b)(3) of the Delaware General Corporation Law, the Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

  FIFTH. This Amended and Restated Certificate of Incorporation was duly adopted by the sole incorporator of the Corporation in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Ole R. Mettler, its sole incorporator, this 9th day of March, 1999.

                                                    /s/ Ole R. Mettler
                                          By __________________________________
                                                      Ole R. Mettler
                                                       Incorporator

                                     III-9

                              STATE OF CALIFORNIA

                          DEPARTMENT OF CORPORATIONS


In the matter of the_____________________________)     NOTICE OF HEARING
Application of___________________________________)     PURSUANT TO
FARMERS & MERCHANTS BANCORP,_____________________)     SECTION 25142
a Delaware corporation___________________________) OF THE CALIFORNIA _________________________________________________) CORPORATIONS CODE

For the Qualification by Permit of_______________)
its Securities Under Section 25121_______________)     File No. 506-1632
of the Corporate Securities Law of 1968._________)


To: Stockholders of Farmers & Merchants Bank of Central California

                          NOTICE OF FAIRNESS HEARING

  NOTICE IS HEREBY GIVEN that a hearing for a permit authorizing the issuance of securities by Farmers & Merchants Bancorp, a Delaware corporation (the "Holding Company"), pursuant to an Application for Qualification of Securities under section 25121 of the California Corporate Securities Law of 1968 filed February 22, 1999, will take place on April 1, 1999 at 11:00 a.m. in the Hearing Room of the Department of Corporations of the State of California at 1390 Market Street, Suite 810, San Francisco, California 94102-5303. Said hearing will be held before Mr. William Kenefick, Acting Commissioner of Corporations of the State of California, or any such Assistant Commissioner or Corporations Counsel as may be designated, pursuant to the authority of section 25142 of the California Corporations Code and will be in accordance with the provisions of Title 10, California Administrative Code, sections
250.17 through 250.25.

                       FACTS GIVING RISE TO THE HEARING

  Farmers & Merchants Bank of Central California (the "Bank"), a California state-chartered bank, proposes to reorganize into a bank holding company form and become a wholly-owned subsidiary of the Holding Company ("Reorganization"), pursuant to an Agreement and Plan of Reorganization among the Holding Company, the Bank and F&M Merger Corp. dated as of March 10, 1999 (the "Reorganization Agreement"). Stockholders of the Bank would receive shares of common stock of the Holding Company in exchange for their shares of the common stock of the Bank. It will not be necessary for stockholders to surrender their Bank share certificates as such certificates, until exchanged, will represent shares of the Holding Company. It is proposed that this offering of common stock of the Holding Company in exchange for the common stock of the Bank will not be registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration set forth in section 3(a)(10) of the Act. Accordingly, the Holding Company has requested a permit from the California Commissioner of Corporations following a public hearing (which hearing is the subject of this Notice), conducted pursuant to section 25142 of the California Corporate Securities Laws of 1968.

  For further information concerning the Exchange, reference is made to the Application for Qualification of Securities of the Holding Company and exhibits filed therewith at the San Francisco office of the Department of Corporations on February 22, 1999, File No. 506-1632 (the "Application"). The Proxy Statement/Offering Circular (attached to the Application as Exhibit F) contains a detailed explanation of the terms of the proposed Exchange, as well as financial statements of the Holding Company and the Bank.

                                  THE HEARING

  Any interested person may be present at the hearing and may, but need not, be represented by counsel. Such person will be given an opportunity to be heard. Any interested person will be entitled to the issuance of subpoenas to compel the attendance of witnesses and the production of books, documents, and other items by applying to the Department of Corporations, 1390 Market Street, Suite 810, San Francisco, CA 94102-5303, Attn: Roger Borgen, Esq., Senior Corporations Counsel, if reasonably, properly and timely requested. If you are interested in said matter and decide to do so, you may appear in favor of, or in opposition to, the granting of such Permit. If you are unable to attend, correspondence regarding this hearing may be directed to the Department of Corporations, 1390 Market Street, Suite 810, San Francisco, CA, 94102-5303,
Attn: Roger Borgen, Esq., Senior Corporations Counsel.

  The hearing will be based upon the Application and all papers and documents filed in connection therewith. The hearing will be for the purpose of enabling the Commissioner of Corporations to determine the fairness of the terms and conditions of the Exchange. Section 25142 of the California Corporations Code authorizes the Commissioner of Corporations to hold such a meeting when securities will be issued in exchange for other outstanding securities, to approve the terms and conditions of such issuance and exchange, and to determine whether such terms and conditions are fair, just and equitable.

  APPROVAL OF THE EXCHANGE BY THE COMMISSIONER OF CORPORATIONS WILL NOT SIGNIFY AN ENDORSEMENT OR RECOMMENDATION BY THE COMMISSIONER OF CORPORATIONS. The stockholders of the Bank will have the opportunity to vote to accept or reject the Reorganization at the annual meeting of stockholders to be held by the Bank on April 19, 1999.

Dated: San Francisco, California.

                                          WILLIAM KENEFICK
                                          Acting Commissioner of Corporations

                                          By: /s/ Roger Borgen
                                            -----------------------------------
                                                    Roger Borgen, Esq.
                                                Senior Corporations Counsel

                                                                          Proxy

121 West Pine Street, Lodi, California 95240-2184
-------------------------------------------------------------------------------
         This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoint(s) Ole R. Mettler, Ralph Burlington, and Kent
A. Steinwert, and any of them, each with full power of substitution as Proxy of the undersigned, to attend the Annual Meeting of the Stockholders of Farmers & Merchants Bank of Central California to be held at Lodi, California, at 4:00 p.m., on April 19, 1999 and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below:
THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON EACH OF ITEMS 1 THROUGH 4, BELOW.

1. ELECTION OF DIRECTORS OF BANK
                           [_FOR]all nominees        [_]WITHHOLD AUTHORITY
                             listed below.             to vote for ALL
                            (except as indicated       nominees listed below.
                             to the contrary
                             below)

  Stewart C. Adams, Jr., Ralph Burlington, Robert F. Hunnell, Ole R. Mettler,
                    James E. Podesta, Harry C. Schumacher,
 George Scheideman, Hugh Steacy, Kent A. Steinwert, Calvin (Kelly) Suess, Carl
                                A. Wishek, Jr.

 (INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name listed above.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants of the Bank.
    [_] FOR[_] AGAINST[_] ABSTAIN

3. BANK HOLDING COMPANY REORGANIZATION
    [_] FOR[_] AGAINST[_] ABSTAIN

4. PROPOSAL TO RENEW SUPERMAJORITY VOTE PROVISIONS OF ARTICLE VIII OF THE BANK'S ARTICLES OF INCORPORATION
    [_] FOR[_] AGAINST[_] ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for some or all of the nominees listed under Item 1, in the manner described in the Proxy Statement dated March 12, 1999, and in favor of Items 2, 3 and 4. This proxy confers on the proxyholders the power of cumulative voting as described in such Proxy Statement.

                                        Please sign exactly as name appears
                                        herein. When shares are held by joint
                                        tenants, both should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.

                                        ---------------------------------------
                                        Signature

                                        ---------------------------------------
                                        Signature
 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY

 PROMPTLY USING THE ENCLOSED ENVELOPE.
                                        Date ___________________________ , 1999